                                                                    EXHIBIT 10.9

                              AGREEMENT OF LEASE

                                    between

                          FIRST PAC LIMITED, Landlord

                                      and

                       AGORA DIGITAL CORPORATION, Tenant

                           Dated: December 4, 1997



PREMISES:

Portion of the Twenty-Second (22nd) Floor
Broad Financial Center
33 Whitehall Street
New York, New York 10004-2116



OFFICE LEASE

                               TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----
Article 1     Rent                                                                      1
Article 2     Commencement of Term                                                      3
Article 3     Adjustments of Rent                                                       7
Article 4     Electricity                                                              14
Article 5     Use                                                                      16
Article 6     Alterations and Installations                                            17
Article 7     Repairs                                                                  21
Article 8     Requirements of Law                                                      23
Article 9     Insurance, Loss, Reimbursement, Liability                                24
Article 10    Damage by Fire or Other Cause                                            28
Article 11    Assignment, Mortgaging, Subletting, Etc.                                 29
Article 12    Certificate of Occupancy                                                 36
Article 13    Adjacent excavation - Shoring                                            36
Article 14    Condemnation                                                             36
Article 15    Access to Demised Premises; Changes                                      38
Article 16    Conditions of Limitation                                                 39
Article 17    Re-Entry by Landlord, Injunction                                         41
Article 18    Damages                                                                  42
Article 19    Landlord's Right to Perform Tenant's Obligations                         43
Article 20    Quiet Enjoyment                                                          44
Article 21    Services and Equipment                                                   44
Article 22    Definitions                                                              46
Article 23    Invalidity of Any Provision                                              47
Article 24    Brokerage                                                                47
Article 25    Subordination                                                            47
Article 26    Certificate of Tenant                                                    49
Article 27    Legal proceedings, Waiver of Jury Trial                                  50
Article 28    Surrender of Premises                                                    50
Article 29    Rules and Regulations                                                    51
Article 30    Consents and Approvals                                                   51
Article 31    Notices                                                                  51
Article 32    No Waiver                                                                52
Article 33    Captions                                                                 53
Article 34    Inability to Perform                                                     53
Article 35    No Representations by Landlord                                           53
Article 36    Name of Building                                                         54
Article 37    Arbitration                                                              54
Article 38    Indemnity                                                                54

Article 39    Approval of Mortgagee                                                    55
Article 40    Security Deposit                                                         55
Article 41    Miscellaneous                                                            57

                                   SCHEDULES

     A  Floor Plan

     B  Description of Land

     C  HVAC Specifications

     D  Form of Estoppel Letter

     E  Rules and Regulations

     F  Cleaning Specifications

     G  Landlord's Work

     AGREEMENT OF LEASE made as of this 4th day of December, 1997, between FIRST PAC LIMITED, a Delaware corporation having an address c/o The Bank of Nova Scotia, One Liberty Plaza, New York, New York 10006 Attention: Tenant Services (hereinafter referred to as "Landlord") and AGORA DIGITAL CORPORATION, a California corporation having an address at 221 Main Street, San Francisco, California 94105 (hereinafter referred to as "Tenant").

                                  WITNESSETH:

     The parties hereby covenant and agree as follows:

                                   ARTICLE 1

                                      RENT

     1.01. (a) Landlord hereby leases and Tenant hereby rents from Landlord a portion of the twenty-second (22nd) floor, approximately as shown hatched on the plan annexed hereto as Schedule A (hereinafter referred to as the "demised premises") in the building (hereinafter referred to as the "Building") located on the land (hereinafter referred to as the "Land") described in Schedule B annexed hereto (the Land and the Building being hereinafter referred to as the "Property"), for a term (hereinafter referred to as the "Term") of approximately three (3) years commencing on the "Commencement Date" and ending on the "Expiration Date" (as said terms are defined in Article 2 hereof) unless the Term shall sooner cease and terminate as hereinafter provided. It is expressly understood and agreed that the Building has no floor which is denominated as the 13th floor.

               (b) Tenant agrees to pay to Landlord a fixed annual rent (hereinafter referred to as the "fixed annual rent") at the annual rate of ONE HUNDRED FOUR THOUSAND ONE HUNDRED FIFTEEN AND 00/100 ($104,115.00) DOLLARS per annum, in equal monthly installments of Eight Thousand Six Hundred Seventy-Six and 25/100 ($8,676.25) Dollars, each in advance on the first day of each calendar month during the Term, at the office of Landlord or such other place as Landlord may designate, without any setoff or deduction whatsoever, except such deductions as are specifically referred to in Articles 10 and 14 hereof. The first full month's installment of fixed annual rent and the Security Deposit (described in Article 40 hereof) shall be paid by Tenant to Landlord upon the execution of this Lease. Should the Commencement Date fall on any day other than the first day of a month, then the fixed annual rent for such month shall be prorated on a per diem basis, and Tenant agrees to pay the amount thereof for such partial month on the Commencement Date.

     1.02. Tenant shall pay the fixed annual rent and all additional rent payable hereunder in lawful money of the United States by check (subject to collection) drawn to the order of First Pac Limited, or such other party as Landlord may from time to time designate, on a bank which is a member of The New York Clearinghouse Association or a successor thereto. All sums, other than fixed annual rent, payable by Tenant hereunder shall be deemed additional rent and shall be payable on demand unless other payment dates are hereinafter provided. Landlord shall have the same rights and remedies (including, without limitation, the right to commence a summary proceeding) for a default in the payment of additional rent as for a default in the payment of fixed annual rent notwithstanding the fact that Tenant may not then also be in default in the payment of fixed annual rent.

     1.03. (a) If Tenant shall fail to pay when due (i) any installment of fixed annual rent or (ii) any additional rent and any such failure shall continue for five (5) days, then Tenant shall pay Landlord, as additional rent, a late charge equal to two (2%) percent of such installment or payment as an agreed liquidated amount as compensation for Landlord's additional administrative expenses relating to such late payment. The provisions of this subsection 1.03(a) shall not apply to the first failure by Tenant to pay any such overdue rental item during any 12-month period occurring during the term of this Lease provided Tenant shall cure such failure within five (5) Business Days after notice thereof from Landlord.

               (b) If Tenant shall fail to pay when due (i) any installment of fixed annual rent or (ii) any additional rent when due and such failure shall continue beyond the five (5) day period specified in paragraph (a) above, Tenant shall pay in addition to the late charge provided in paragraph (a) above, interest on such amounts at the Interest Rate (as such term is defined in Article 22 hereof), from the last day of such five-day period to the date the same is paid to Landlord, and such interest shall be deemed additional rent.

               (c) The provisions of this Section 1.03 are in addition to other remedies available to Landlord for non-payment of fixed annual rent or additional rent.

     1.04. If any of the fixed annual rent or additional rent payable under this Lease shall be or become uncollectible, reduced or required to be refunded because of any Legal Requirement (as such term is defined in Article 22 hereof), Tenant shall enter into such agreement(s) and take such other legally permissible steps as Landlord may reasonably request to permit Landlord to collect the maximum rents which from time to time during the continuance of such Legal Requirement may be legally permissible and not in excess of the amounts reserved therefor under this Lease. Upon the termination of such Legal Requirement, (a) the rents hereunder shall be payable in the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this Lease but for such Legal Requirement less (ii) the rents, if any, paid by Tenant during the period such Legal Requirement was in effect.

     1.05. Provided that Tenant is not then in default of any of the terms, provisions or conditions of this Lease, the fixed annual rent payable by Tenant pursuant to Section 1.01(b) hereof shall be abated during the thirty (30) day period commencing on the Commencement Date and ending on the date which shall be the twenty-ninth (29th) day immediately following the Commencement Date, both dates inclusive. The day which immediately follows the expiration of the foregoing abatement period shall hereinafter be referred to as the "Rent Commencement Date".

                                   ARTICLE 2

                             COMMENCEMENT OF TERM

     2.01.     (a)  The "Commencement Date" of the Term shall be the earlier of
(i) the date on which Landlord's Work is or is deemed to be substantially completed (as hereinafter provided), or (ii) the date Tenant or anyone claiming under or through Tenant first occupies the demised premises for the conduct of its business.

               (b) The "Expiration Date" of the Term shall be the last day of the month in which occurs the third (3rd) anniversary of the Commencement Date.

     2.02. (a) Tenant has examined the demised premises and agrees to accept same on the Commencement Date in the condition in which it exists on the date hereof, subject to the performance of Landlord's Work (as such term is hereinafter defined), and understands and agrees that no work is to be performed or materials to be supplied by Landlord in connection with preparing the demised premises for Tenant's occupancy, except that Landlord shall, through contractors engaged by Landlord at a cost to Landlord which shall not exceed $31,550.00 (hereinafter called the "Work Credit"), make and complete "Landlord's Work" (as such term is hereinafter defined) in accordance with the final architectural, mechanical, electrical and engineering drawings (collectively, the "Final Plans") to be prepared by an architect selected by Landlord based on the preliminary plans annexed hereto as Schedule G, so that the Final Plans will encompass working construction drawings which reflect the scope and quantity of work set forth in such preliminary plans. Tenant agrees to cooperate with Landlord in the preparation of the Final Plans and shall promptly meet with Landlord, if so requested by Landlord, and to timely respond to Landlord's request for information necessary in order to prepare such Final Plans. In connection with the performance of Landlord's Work, Landlord shall deliver to Tenant a copy of an ACP-5 Certificate with respect to the demised premises.

     To the extent that the cost of Landlord's Work (including, without limitation, the cost of preparing and filing the Final Plans and obtaining all necessary governmental permits and approvals in connection therewith) shall exceed the amount of the Work Credit, Tenant shall be entirely responsible for such excess (the "Excess Amount"). As a condition to the performance of, and prior to the commencement of, Landlord's Work, Tenant shall pay to Landlord, as additional rent hereunder, within three (3) Business Days after demand therefor, the Excess Amount (subject to adjustment as hereinafter provided). To the extent that any item of Landlord's cost cannot be precisely ascertained prior to the commencement of Landlord's Work, Landlord shall be permitted to reasonably estimate the same and at such times during or after the performance of Landlord's Work as such costs may be determined precisely, the Excess Amount shall be adjusted accordingly. If, after the actual costs of Landlord's Work have been ascertained, there has been an underpayment by Tenant of the Excess Amount, Tenant shall pay the amount of such underpayment to Landlord within three (3) Business Days after demand therefor, and if there has been an overpayment thereof, Landlord agrees to refund such amount to Tenant promptly after such costs have been ascertained. If Tenant fails to timely pay any such underpayment to Landlord within the foregoing time period, any delays in the performance of Landlord's Work ensuing thereafter shall be attributable to Tenant as provided in subsection 2.07(b). Landlord agrees that the following costs associated with Landlord's Work shall be borne solely by Landlord: (i) costs incurred to remove any asbestos or asbestos-containing materials from the demised premises or the surrounding area; (ii) restoration costs in excess of insurance proceeds as a consequence of casualties; (iii) off-site management or other general overhead costs incurred by Landlord; and (iv) construction management, profit and overhead charges in excess of five (5%) percent of the total cost of Landlord's Work.

     To the extent that the Final Plans do not specify any construction items, materials or finishes in connection with the performance of Landlord's Work, Landlord shall use such items, materials and finishes previously adopted by Landlord in its sole discretion as standard for the Building.

     (b) The Final Plans shall be submitted by Landlord's Construction Manager to Tenant for Tenant's approval, which approval shall not be unreasonably withheld or delayed. In the event that Tenant shall fail to approve the Final Plans (or shall fail to respond to Landlord's request for approval of same) within five (5) Business Days after the date of the submission thereof, the Final Plans shall be deemed disapproved and all delays thereafter ensuing until Tenant shall approve said Final Plans shall be attributable to Tenant as hereinafter provided in Section 2.07(b) hereof. If Tenant shall respond to Landlord's request for approval of the Final Plans within the foregoing 5-Business Day period but shall request changes thereto, any delays ensuing from such request for changes until the Final Plans shall be approved by Tenant shall be attributable to Tenant as set forth in Section 2.07(b) hereof.

     It is understood and agreed that Landlord may refuse to make any revisions to the Final Plans requested by Tenant to the extent that the same would require
(i) materials, designs, capacities, finishes and colors other than of the standard adopted by Landlord for the Building or commonly utilized by Landlord for tenant installations in the Building (all of the foregoing are hereinafter referred to as "Building Standard"), (ii) work or materials which do not comply with all laws, rules and regulations of all public authorities having jurisdiction in the Building with respect to Landlord's Work, (iii) the performance of "Special Work" (as hereinafter defined), or (iv) work or materials which shall adversely affect the ability of the building systems to function properly. In the event that Landlord refuse requested changes to the Final Plans solely for the reason set forth in clause (i) or (iii) of this
Section 2.02(b), Tenant shall have the right to override such action by Landlord provided that Tenant shall assume, by written notice to Landlord, responsibility for all delays of Landlord's Work resulting therefrom, and any such delays shall be deemed to have resulted from an act of Tenant within the meaning of Section 2.07(b) of this Lease.

     It is further agreed that if Landlord shall be delayed in substantially completing Landlord's Work as a result of: (i) Tenant's changes in the Final Plans, (ii) any request by Tenant that Landlord delay the completion of any Landlord's Work, (iii) any negligent or wrongful act of Tenant or its officers, agents, servants or contractors, (iv) the inclusion in the Final Plans of "Special Work" (as such term is hereinafter defined), or (v) any other act or omission of Tenant, then any such delay shall be deemed to have resulted from the act or omission of Tenant within the meaning of Section 2.07(b) of this Lease.

     (c) After Tenant has approved the Final Plans in accordance with subsection 2.02(b) above, Landlord or Landlord's Construction Manager shall promptly seek at least three (3) bids for Landlord's Work for such trades where three (3) such contractors are practicably available for bidding, from such contractors as Landlord's Contractor shall select, except that Landlord shall not be obligated to obtain bids for the following subtrades: life safety, sprinklering, and fire detection systems and any work in a subtrade for which the aggregate cost is less than $5,000. Landlord shall have no liability if any of the contractors shall fail to timely submit a bid. Landlord's Contractor may select such bidder that it believes will do the best job in the most timely manner. After Landlord shall have completed the foregoing bidding process, Landlord shall submit to Tenant for Tenant's review a statement of Landlord's Construction Manager setting forth the projected cost of Landlord's Work for Tenant's approval, not to be unreasonably withheld (herein called the "Construction Bid"). If Tenant shall fail to approve the Construction Bid within five (5) Business Days after submission thereof, the same shall be deemed disapproved by Tenant and all delays thereafter ensuing until Tenant shall approve any such costs shall be attributable to Tenant as hereinafter provided in subsection 2.07(b) hereof.

     In the event of disapproval, Landlord shall not be restricted from continuing the approved portion of Landlord's Work to the extent such approved portions are, under good construction practices, capable of being installed prior to the installation of such disapproved portions of Landlord's Work; and if such approved portions of Landlord's Work are thereafter removed and replaced, the cost of such removal and replacement shall be deemed part of Landlord's Work and paid for by Tenant to Landlord as provided in subsection
2.04 hereof.

     2.03. Landlord shall make and complete in and to the demised premises the work and installations (herein called "Landlord's Work") specified in the Final Plans using contractors therefor selected by Landlord in its discretion. Landlord shall permit a representative of Tenant to inspect the progress of the performance of Landlord's Work at intervals appropriate to the state of construction, to familiarize Tenant with the progress of Landlord's Work. Landlord or Landlord's contractor shall prepare and file all required architectural, mechanical and electrical drawings and obtain all necessary permits.

     2.04.     [Intentionally omitted]

     2.05. As used in this Article 2, the term "Special Work" shall mean (i) work that is unusually complex, or (ii) work which requires the performance of work, labor or services or the application of skills not generally utilized in the performance of tenant improvement work for normal office occupancy in comparable office buildings in New York City, or
(iii) work which requires labor or materials which are not readily available in the New York City metropolitan area or (iv) work which takes longer to perform or complete than Building Standard work.

     2.06. Landlord shall, in accordance with the provisions of this Article 2, fix the Commencement Date and shall notify Tenant of the date so fixed. When the Commencement Date has so been determined, the parties shall, within ten (10) days thereafter, at either party's request therefor, execute a written agreement confirming such date as the Commencement Date. Any failure of the parties to execute such written agreement shall not affect the validity of the Commencement Date as fixed and determined as aforesaid.

     2.07. (a) Landlord's Work shall be deemed substantially completed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the non-completion of which do not materially interfere with Tenant's use of the demised premises.

     (b) If the substantial completion of Landlord's Work shall be delayed due to any act or omission of Tenant or any of its employees, agents or contractors, Landlord's Work shall be deemed substantially completed on the date when it would have so been but for such delay. If a delay in the substantial completion of Landlord's Work or any substantial portion of such delay is the result of a strike or other labor trouble, fire or other casualty, governmental preemption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause beyond Landlord's reasonable control, and such delay would not have occurred but for a delay described in the preceding provisions of this Section 2.07(b), such delay shall be deemed added to the delay described in this Section 2.07(b).

     2.08. Subject to the terms and provisions of Section 2.07 hereof, if and when Tenant shall take actual possession of the demised premises, it shall be conclusively presumed that the same were in satisfactory condition as of the date of such taking of possession, unless within ten (10) Business Days after such date Tenant shall give Landlord notice (hereinafter called the "punchlist") specifying the respects in which the same was not so performed or completed. With respect to latent defects not visually discoverable by Tenant in such walk-through inspection of the demised premises, Tenant shall give Landlord notice thereof within forty-five (45) days after the Commencement Date specifying the items which were not in satisfactory condition, which items would not be disclosed in such walk-through inspection of the demised premises. Landlord agrees to diligently complete all items set forth in the punchlist as soon as reasonably practicable, at Landlord's sole cost and expense, provided that in no event shall Landlord be required to perform the same on an overtime or premium-pay basis.

     2.09. In the event that Landlord has not substantially completed the performance of Landlord's Work by the date (the "Outside Date") occurring one hundred twenty (120) days from the date that (i) Tenant shall have approved the Final Plans and the cost of Landlord's Work and (ii) Landlord shall have obtained a building permit from the New York City Building's Department and any required governmental permits and approvals associated therewith (which Outside Date shall be extended on a day-for day basis for each day that Landlord is delayed in substantially completing Landlord's Work by reason of strikes, labor disputes, acts of God or other circumstances constituting Force Majeure Causes, or by any act or omission of Tenant, its employees, agents or contractors as defined in Section 2.07(b) hereof), then Landlord shall have no liability to Tenant and provided and on condition that as of the Outside Date Tenant shall not have taken occupancy of any part of the demised premises, Tenant, as its sole remedy, shall have the right to terminate this Lease by written notice given to Landlord within ten
(10) Business Days after the Outside Date (as such date may be extended as hereinbefore provided) and such termination shall be effective on the date occurring thirty (30) days from the date of the giving of Tenant's termination notice unless the Commencement Date occurs within such thirty (30) day period. If Tenant exercises such option to terminate this Lease, then upon such termination, neither Landlord nor Tenant shall have any further obligations to the other hereunder except that Landlord shall promptly thereafter return to Tenant all sums theretofore paid by Tenant to Landlord hereunder.

                                   ARTICLE 3

                              ADJUSTMENTS OF RENT

     3.01 A.   For purposes hereof, the following definitions shall apply:

               (a) The term "Base Tax" shall mean the "Taxes" (as hereinafter defined) for the Tax Year commencing July 1, 1997, as finally determined.

               (b) The term "Tax Year" shall mean each period of twelve months which includes any part of the Term which now or hereafter is or may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

               (c) The term "Taxes" shall means all real estate taxes, assessments, governmental levies, municipal taxes, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed, levied or imposed upon all or any part of the Property and the sidewalks, plazas or streets adjacent thereto, including any tax, excise or fee measured by or payable with respect to any rent (other than any occupancy or rent tax payable by Tenant pursuant to Section 3.03), and levied against Landlord and/or the Property under the laws of the United States, the City or State of New York, or any political subdivision thereof. There shall be excluded from the definition of the term "Taxes" any tax or assessement or any increase therein (i) in excess of the amount which would be payable if such tax or assessment were paid out over the longest possible term; (ii) imposed on land and improvements other than the Property, except as otherwise expressly set forth in this subsection 3.01.A(c), and (iii) attributable to Landlord's franchise, income, transit, or profit taxes; provided, however, if due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, or a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord, and/or the Property, in addition to, or in substitution in whole or in part for any tax which would constitute "Taxes", or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes."

               (d) The term "Tenant's Tax Share" shall mean 0 799%.

               (e) The term "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year or Operating Year (as defined in Section 3.02 hereof), as the case may be, or for some portion thereof pursuant to this Article 3.

          B.   Tenant shall pay to Landlord as additional rent for each Tax
Year a sum equal to Tenant's Tax Share of the amount by which the Taxes for such Tax Year exceed the Base Tax (hereinafter referred to as "Tenant's Tax Payment"). Landlord shall furnish to Tenant an annual Escalation Statement (subject to revision as hereinafter provided) for each Tax Year setting forth Tenant's Tax Payment for such Tax Year. Tenant's Tax Payment shall be due and payable in two (2) equal installments, in advance, on the first day of each June and December of each Tax Year based upon the Escalation Statement furnished with respect to such Tax Year, until such time as a new Escalation Statement for a subsequent Tax Year shall become effective. If an annual Escalation Statement is furnished to the Tenant after the commencement of the Tax Year to which it relates, then Tenant shall, within 20 days after such annual Escalation Statement is furnished to Tenant, pay to Landlord an amount equal to any underpayment of Tenant's Tax Payment theretofore paid by Tenant for such Tax Year and, in the event of an overpayment by Tenant, Landlord shall permit Tenant to credit against subsequent rental payments under this Lease the amount of such overpayment. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised Escalation Statement for such Tax Year to Tenant, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid or credited, as appropriate, in the same manner as provided in the preceding sentence. If during the Term, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to the holder of a Superior Instrument (as defined in Section 25.01 hereof) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Landlord's option, Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due at least 30 days prior to the date payments are due to the taxing authorities or the superior mortgagee or ground lessor. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes.

          C. If Landlord shall receive a refund a taxes for any Tax Year, Landlord shall permit Tenant to credit against subsequent rental payments under this Lease,

Tenant's Tax Share of the refund, but not in excess of, Tenant's Tax Payment paid for such Tax Year.

          D. If the Taxes comprising the Base Tax are reduced as a result of an appropriate proceeding or otherwise, the Taxes as so reduced shall, for all purposes be deemed to be the Taxes for the Base Tax and Landlord shall give notice to Tenant of the amount by which the Tax Payments previously made were less than the Tax Payments required to be made under this Article 3, and Tenant shall pay the amount of the deficiency within ten (10) days after demand therefor.

          E. Tenant shall pay as additional rent hereunder within ten (10) days after delivery of a statement therefor for each Tax Year Tenant's Tax Share of any expenses incurred by Landlord, including payments to attorneys, accountants and appraisers, in contesting any items of Taxes or the assessed valuations of all or any part of the Property.

    3.02. A.   For purposes hereof the following definitions shall apply:

               (a) The term "Expense Base Factor" shall mean the Expenses for the Operating Year commencing January 1, 1997.

               (b) The term "Operating Year" shall mean each calendar year which includes any part of the Term.

               (c) The term "Tenant's Expense Share" shall mean 0.799%.

               (d) The term "Expenses" shall mean the total of all the costs and expenses (and taxes thereon, if any) incurred by Landlord with respect to the operation and maintenance of the Property and the services provided to the tenants of the Building computed on an accrual basis including, without limitation, the costs and expenses with respect to: steam, gas and any other fuel or utilities; water rates and sewer rents, vault charges; air conditioning; ventilation and heating; electricity for areas other than those leased to individual tenants as indicated by meter, or if there be no meter, as determined by Landlord's electrical consultant (as defined in Section 4.08 hereof); elevators and escalators; metal, elevator cab, lobby, plaza, driveways, sidewalk, reflective pool, clocks, obelisks, curb and other public area maintenance and cleaning; interior and exterior landscaping and decoration; painting of non-tenant areas; window cleaning; building standard cleaning service supplied to tenants by Landlord; the purchase price or rental cost, as applicable, of all building and cleaning supplies, tools, materials, machinery and equipment; depreciation of hand tools and other movable equipment used in the operation or maintenance of the Property; fire, extended coverage, replacement value, boiler and machinery, sprinkler apparatus, public liability and property damage, loss of rental, fidelity and plate glass insurance and any other insurance required by the holder of any Superior Instrument or customarily carried with respect to buildings similar to the Building; wages, salaries, bonuses, disability benefits, hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan and other benefit or similar expense respecting employees of the Landlord up to and including the level of senior building manager; uniforms and working clothes for such employees and the cleaning and replacement thereof; expenses imposed on the Landlord pursuant to law or to any collective bargaining agreement with respect to such employees; worker's compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; salaries of bookkeepers and accountants; professional and consulting fees, including legal and accounting fees; charges for independent contractors performing work included within the definition of Expenses; association fees or dues; telephone and stationery; guards, watchmen, and other security personnel services and/or systems; directory; building telephone; repairs, replacements and improvements made or installed after the Operating Year 1997 which are necessary or appropriate for the continued operation of the Building as a first-class office building, including, without limitation, those relating to the heating, air-conditioning, mechanical and electrical systems and the elevators (provided that such improvements shall not include improvements expanding the size of the Building); and management fees for the management of the Building, or if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of the then prevailing rates for management fees in the Borough of Manhattan for first-class office buildings similar to the Building. If under general accounting principles consistently applied, any of the costs included within Expenses are required to be capitalized, then such capitalized costs together with interest thereon at the Interest Rate then in effect as of December 31 of the year in which such expenditure is made, shall be amortized or depreciated, as the case may be, over a period of time which shall be the shorter of: (A) the useful life of the item in question, as reasonably determined by Landlord, or (B) ten (10) years.

     The following costs and expenses shall be excluded or deducted, as appropriate, from Expenses:

               (i) the cost of electricity furnished to the demised premises and other space leased to tenants as measured by meters, or if there be no meters, as determined by Landlord's electrical consultant;

               (ii)   leasing commissions;

               (iii) salaries for Landlord's executives above the grade of senior building manager;

               (iv) amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Expenses hereunder;

               (v) cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent to which Landlord is compensated therefor through proceeds of insurance or condemnation award;

               (vi) advertising and promotional expenditures other than for prospective employees of the Landlord (which expenditures shall be included within the definition of Expenses);

               (vii)  Taxes;

               (viii) costs for performing Landlord's Work for any individual tenant or for performing work or furnishing services to or for individual tenants at such tenant's expense;

               (ix) costs of repairs, replacements, alterations and improvements made in or to the Building or the demised premises to cure conditions which constitute currently existing violations of Legal Requirements (as defined in Article 22 hereof) to the extent that same are in effect as of the date hereof; it being agreed that costs to comply with any reinterpretation, amendment or modification of Legal Requirements in effect as of the date hereof shall be includable in Expenses;

               (x) costs of any renovation, improvement, painting or redecorating of tenant improvements which are given as an inducement for a tenant lease or lease amendment;

               (xi) costs incurred in the removal, containment, encapsulation, or disposal of asbestos in the Building;

               (xii) legal fees or expenses incurred in connection with the negotiation of leases for space in the Building, or of renewals, amendments, financings, refinancings, or sales or in connection with enforcing the provisions of any tenant's lease, other than a tenant who is disturbing other tenants in the Building;

               (xiii) interest, charges and fees incurred on debt, except to the extent expressly otherwise set forth herein; and

               (xiv) any other expenditure which would otherwise be an Expense to the extent Landlord is reimbursed therefor by condemnation award or insurance proceeds or by tenant refund (other than reimbursement by reason of escalation type clauses in tenants' leases comparable to this Article 3).

     If during all or part of any Operating Year including Operating Year 1997, Landlord shall not furnish any particular item(s) of work or service (which would constitute an Expense hereunder) to portions of the Building, due to the fact that construction of the Building is not completed, or such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, then, for the purpose of computing the additional rent payable hereunder, the amount otherwise includible in Expenses for such item for such period shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the Building.

          B. If the Expenses for any Operating Year exceed the Expense Base Factor, Tenant shall pay to Landlord as additional rent for such Operating Year an amount equal to Tenant's Expense Share of the excess of the Expenses for such Operating Year over the Expense Base Factor (hereinafter referred to as "Tenant's Expense Payment").

          C. Landlord shall furnish to Tenant for each Operating Year an Escalation Statement (subject to revision as hereinafter provided) setting forth Landlord's estimate of Tenant's Expense Payment for such Operating Year. Tenant shall pay to Landlord on the first day of each month during such Operating Year an amount equal to one-twelfth (1/12) of Landlord's estimate of Tenant's Expense Payment for such Operating Year. If Landlord shall furnish such estimate for an Operating Year after the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Paragraph C for the last month of the preceding Operating Year; (b) Landlord shall notify Tenant in the Escalation Statement containing such estimate whether the installments of Tenant's Expense Payment previously paid for such Operating Year were more or less than the installments which should have been paid for such Operating Year pursuant to such estimate and (i) if there shall be an underpayment, Tenant shall pay the amount thereof within twenty days after being furnished with such Escalation Statement or (ii) if there shall be an overpayment, Tenant shall be entitled to a credit in the amount thereof against subsequent rental payments under this Lease; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter for the balance of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of Tenant's Expense Payment as shown on such estimate. Landlord may at any time and from time to time (but not more often than three times in any Operating Year) furnish to Tenant an Escalation Statement setting forth Landlord's revised estimate of Tenant's Expense Payment for a particular Operating Year and Tenant's Expense Payment for such Operating Year shall be adjusted and paid or credited, as applicable, in the same manner as provided in the preceding sentence.

          D. After the end of each Operating Year Landlord shall submit to Tenant an annual Escalation Statement prepared by Landlord setting forth the Expenses for the preceding Operating Year and the balance of Tenant's Expense Payment, if any, due to Landlord from Tenant for such Operating Year. If such annual Escalation Statement shall show that the sums paid by Tenant under subparagraph 3.02(C) above exceeded Tenant's Expense Payment for such Operating Year, Tenant shall be entitled to a credit in the amount of such excess against subsequent rental payments under this Lease. If such annual Escalation Statement shall show that the sums so paid by Tenant were less than Tenant's Expense Payment for such Operating

Year, Tenant shall pay the amount of such deficiency to the Landlord within ten days after being furnished with such annual Escalation Statement.

            E. The annual Escalation Statements with respect to Expenses to be furnished by Landlord as provided above shall be in reasonable detail but need not be audited or certified. Landlord may use operating cost allocations and estimates if such allocations or estimates are required for this Section 3.02.

     3.03. Tenant shall pay to Landlord upon demand, as additional rent, any occupancy tax or rent tax hereafter enacted, which Landlord is hereafter required to pay with respect to the demised premises or this Lease.

     3.04. If the Commencement Date shall be other than the first day of a Tax Year or an Operating Year or if the date of the expiration or other termination of this Lease shall be a day other than the last day of a Tax Year or an Operating Year, then Tenant's Tax Payment and/or Tenant's Expense Payment for such partial year shall be equitably adjusted taking into consideration the portion of such Tax Year or Operating Year falling within the Term. Landlord shall, as soon as reasonably practicable, cause an Escalation Statement with respect to Taxes for the Tax Year and/or Expenses for the Operating Year in which the Term expires to be prepared and furnished to Tenant. Such Escalation Statement shall be prepared as of the expiration date of the Term if such date is December 31, and if not, as of the first to occur of June 30 or December 31 after the expiration date of the Term. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing.

     3.05. In no event shall the fixed annual rent ever be reduced by operation of this Article 3. The rights and obligations of Landlord and Tenant under the provisions of this Article 3 shall survive the termination of this Lease, and payments shall be made pursuant to this Article 3 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration or other termination of the Term.

     3.06. Landlord's failure to render an Escalation Statement with respect to any Tax Year or Operating Year shall not prejudice Landlord's right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year.

     3.07. Each Escalation Statement shall be conclusive and binding upon Tenant unless within 30 days after receipt of such Escalation Statement Tenant shall notify Landlord that it disputes the correctness of such Escalation Statement, specifying the particular respects in which such Escalation Statement is claimed to be incorrect. Any dispute relating to any Escalation Statement, not resolved within 30 days after the giving of such notice by Tenant, may be submitted to arbitration by either party pursuant to Article 37 hereof. Pending the determination of such dispute, Tenant shall pay additional rent in accordance with the Escalation Statement that Tenant is disputing, without prejudice to Tenant's position.

                                   ARTICLE 4

                                  ELECTRICITY

     4.01. Landlord agrees that prior to the Commencement Date risers, feeders and wiring will be installed in the Building by Landlord to furnish electrical service to the demised premises in accordance with the provisions of this Article 4. After the Commencement Date any additional risers, feeders or other equipment or service proper or necessary to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord at the sole cost and expense of Tenant, if in Landlord's reasonable judgment the same are necessary and will not cause permanent damage or injury to the Building or the demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants.

     4.02. For the period commencing on the Commencement Date, Tenant covenants and agrees to contract directly with and to pay directly to the utility company supplying electric current for the demised premises the amounts due for such electric current consumed as indicated by meters measuring Tenant's consumption thereof.

     4.03. (a) For the period commencing on the Commencement Date, if one meter measures the consumption of electric current by Tenant and another lessee of space in the Building (i.e., more than two tenants on a floor), or if there is no meter measuring Tenant's consumption of electric current for any purpose, including without limitation, air conditioning, ventilating and heating (e.g., more than one tenant on a floor with respect to air conditioning and ventilating), Tenant agrees to pay to Landlord or Landlord's designated agent charges for electric current consumed by Tenant as determined by Landlord's electric consultant in accordance with Section 4.08 hereof. Bills therefor, at the rate charged to Landlord for such electric current, plus the amount of sales tax imposed thereon by any Governmental Authority, plus 5% of the total amount thereof for administration and processing, shall be rendered at such times as Landlord may elect based upon estimates of Landlord's electric consultant which may be made from time to time as Landlord deems necessary. Until such time as Landlord's electrical consultant first makes its estimate as aforesaid, Tenant shall pay as its electricity charge hereunder (exclusive of HVAC Electricity (as hereinafter defined) the sum of $3.00 per square foot per annum multiplied by the rentable square footage of the demised premises (the "Base Charge") which shall be payable in equal monthly installments together with the Tenant's payments of fixed annual rent hereunder on the first day of each calendar month. In the event Landlord's consultant shall determine that Tenant's electricity charge should exceed the Base Charge, Tenant's Base Charge shall be adjusted retroactively at such time as Landlord's electrical consultant's determination is made. Any deficiency for such prior period shall be payable upon demand. In no event shall the Base Charge be reduced pursuant to the terms hereof. Tenant shall permit Landlord's electrical consultant to make surveys in the demised premises from time to time during normal business hours regarding the electrical equipment and fixtures and the use of electric current therein.

          (b) In the event the Tenant occupies a portion of a floor, with respect to the electric current used (i) to run the air conditioning system on Tenant's floor, including without limitation, for purposes of "early morning warm-up" and (ii) for the lighting of the common areas on Tenant's floor, Landlord shall charge Tenant its proportionate share of such charge plus sales tax and the administrative fees referred to above based upon the proportion which the rentable area of the demised premises bears to the rentable area of that portion of the floor which is subject to leases whose terms have commenced.

          (c) If Tenant pays for electric current consumed pursuant to subsection (a) above, Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time that electric service may be obtained by Tenant directly from the public utility company servicing the Building upon thirty (30) days' prior written notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided, however that such termination date shall be extended for such time as is reasonably necessary for Tenant to make arrangements to obtain electric service directly from the public utility company servicing the Building. If Landlord exercises such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect; and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building.

     4.04. Tenant's use of electric current in the demised premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the demised premises.

     4.05. To the extent permitted by applicable law, Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the demised premises by reason of any requirement, act or omission of the public utility providing the Building with electricity or for any other reason whatsoever.

     4.06. At Landlord's option, Tenant shall purchase from Landlord or Landlord's agent all lighting tubes, lamps, bulbs and ballasts used in the demised premises and Tenant shall pay Landlord's reasonable charges for providing and installing same on demand as additional rent.

     4.07.     Intentionally Omitted.

     4.08. Any determinations with respect to charges for electricity on floors occupied by more than one tenant or otherwise which must be made pursuant to the terms of this Lease shall be made by a reputable, independent electrical consultant selected by Landlord ("Landlord's electrical consultant"). Any determination made by Landlord's electrical consultant pursuant to or in connection with this Lease shall be binding and conclusive on Landlord and on Tenant unless Tenant disputes such determination as hereinafter provided. Tenant shall have the right to give a notice (the "Dispute Notice") to Landlord within 30 days after the date it is notified of any determination by Landlord's electrical consultant that (i) Tenant has engaged its own electrical consultant ("Tenant's electrical consultant") to verify the determination of Landlord's electrical consultant. If Tenant's electrical consultant and Landlord's electrical consultant cannot agree within ten (10) days after the Dispute Notice, if any, is given on what an appropriate resolution of their dispute should be, then either party, upon notice to the other, may submit the issue to arbitration in accordance with the provisions of
Article 37 of this Lease, the reasonable cost of any such arbitration (but not the fees and expenses of Landlord's attorneys) to be borne solely by Tenant in the event such dispute relates to a determination with respect to electricity provided to a portion of the Building other than the demised premises. While such dispute is being resolved, Tenant shall pay such charges and payments as would be due hereunder if Landlord's electrical consultant's determination were correct without prejudice to Tenant's position. In the event it is finally determined that there has been an overpayment by Tenant, such overpayment shall be credited against future rent payments due from Tenant under the Lease and in the event of an underpayment, the amount of such underpayment by Tenant shall be paid by Tenant to Landlord within 20 days after such determination is made.

                                   ARTICLE 5

                                      USE

     5.01. The demised premises shall be used solely as and for executive and general offices, and, as ancillary uses to office use, provided same do not violate the Certificate of Occupancy, for software sales (but not retail sales on an off-the-street basis), marketing, customer service, technical support, research and development, and consulting services, and for no other purpose.

     5.02. Tenant shall not use or permit the use of the demised premises or any part thereof in any way which would violate any of the terms and conditions of this Lease or for any unlawful purposes or in any unlawful manner or in violation of the Certificate of Occupancy for the demised premises or the Building, and Tenant shall not permit the demised premises or any part thereof to be used in any manner or anything to be done, brought into or kept therein which, in Landlord's judgment shall impair or interfere with (i) the character, reputation or appearance of the Building as a high quality office building, (ii) any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the demised premises, or
(iii) the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building.

                                   ARTICLE 6

                         ALTERATIONS AND INSTALLATIONS

     6.01. Tenant shall make no alterations, installations, additions or improvements (other than purely decorative items such as painting and carpeting) in or to the demised premises without Landlord's prior written consent and then only by contractors or mechanics first recommended and approved by Landlord, such approval as to contractors and mechanics not to be unreasonably withheld or delayed. All such work, alterations, installations, additions and improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate in its reasonable judgment.

     All work in the demised premises shall be done solely in accordance with plans and specifications first approved in writing by Landlord. Tenant shall reimburse Landlord promptly upon demand for any costs and expenses incurred by Landlord in connection with Landlord's review of such Tenant's plans and specifications. Landlord will not unreasonably withhold or delay its consent to requests for nonstructural alterations, additions and improvements (provided they will not interfere with the operation of the Building nor affect the outside of the Building nor adversely affect its structure, or its electrical, HVAC, plumbing or mechanical systems).

     Any such approved alterations and improvements shall be performed in accordance with the foregoing and the following provisions of this Article 6:

          1.   All work shall be done in a good and workmanlike manner.

          2. (a) Any contractor employed by Tenant to perform any work permitted by this Lease, and all of its subcontractors, shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or cause disharmony with other workers employed at the Building. Tenant will inform Landlord in writing of the names of any contractor or subcontractors Tenant proposes to use in the demised premises at least ten
     (10) days prior to the beginning of work by such contractor or subcontractors.

               (b) Tenant covenants and agrees to pay to the contractor, as the work progresses, the entire cost of supplying the materials and performing the work shown on Tenant's approved plans and specifications; subject only to customary retentions.

          3. All such alterations shall be performed in compliance with all Legal Requirements (as defined in Article 22 hereof).

          4. Tenant shall keep the Building and the demised premises free and clear of all liens for any work or material claimed to have been furnished to

     Tenant or to the demised premises on Tenant's behalf, and all work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants or occupants of the Building.

          5. During the progress of the work to be done by Tenant, said work shall be subject to inspection by representatives of Landlord who shall be permitted access and the opportunity to inspect, at all reasonable times, but this provision shall not in any way whatsoever create any obligation on Landlord to conduct such an inspection or constitute approval by Landlord of such work or subject Landlord to liability for the manner of performance.

          6. Tenant agrees to pay to Landlord's managing agent, as additional rent, promptly upon being billed therefor, a sum equal to Landlord's actual, out-of-pocket costs incurred on account of Landlord's indirect costs, field inspection and coordination in connection with such work.

          7. Prior to commencement of any work, Tenant shall furnish to Landlord certificates evidencing the existence of:

                    (a) Worker's compensation insurance covering all persons employed for such work with statutorily required limits; and

                    (b) Employer's liability coverage including bodily injury caused by disease with limits of not less than $100,000 per employee;

                    (c) Comprehensive general liability insurance including but not limited to completed operations coverage, products liability coverage, contractual coverage, broad form property damage, independent contractor's coverage and personal injury coverage naming
          (i) Landlord as well as such representatives and consultants of Landlord as Landlord shall reasonably specify (collectively "Landlord's Consultants"), including, but not limited to, as of the date hereof Insignia/Edward S. Gordon Company, Inc. and The Shorenstein Company, as well as Tenant, as additional insureds, with coverage of not less than $3,000,000 combined single limit coverage (or such higher limits as Landlord may from time to time impose in its reasonable judgment);

                    (d) Tenant shall require all contractors engaged or employed by the Tenant to indemnify and hold Tenant, Landlord, and Landlord's Consultants, including but not limited to, as of the date hereof harmless in accordance with the following clauses (with such modifications therein as may be required from time to time by reason of a change in the parties constituting Landlord's Consultants):

               "The contractor hereby agrees to the fullest extent permitted by law to assume the entire responsibility and liability for and defense of and to pay and indemnify the Landlord, Tenant, and Landlord's Consultants against any loss, cost, expense, liability or damage and will hold each of them harmless from and pay any loss, cost, expense, liability or damage (including, without limitation, judgments, attorney's fees, court costs, and the cost of appellate proceedings), which the Landlord and/or Tenant and/or Landlord's Consultants incurs because of injury to or death of any person or on account of damage to property, including loss of use thereof, or any other claim arising out of, in connection with, or as a consequence of the performance of the work by the contractor and/or any acts or omissions of the contractor or any of its officers, directors, employees, agents, sub-contractors or anyone directly or indirectly employed by the contractor or anyone for whose acts the contractor may be liable as it relates to the scope of this Contract, whether such injuries to person or damage to property are due or claimed to be due to any negligence of the Landlord and/or Tenant and/or Landlord's Consultants, its or their employees or agents or any other person."

               The contractor's insurance shall specifically insure the foregoing hold harmless provision verbatim.

                    (e) Such insurance shall be placed with solvent and responsible companies reasonably satisfactory to the Landlord and licensed or authorized to do business in the State of New York, and the policies shall provide that they may not be cancelled without 30 days' prior notice in writing to the Landlord.

          8. Movement of all men and materials shall only be done at the direction, the times and in the manner designated by Landlord in its reasonable judgment.

          9. No improvements estimated to cost more than $25,000 (as estimated by Landlord's architect or engineer or general contractor) shall be undertaken (i) except under the supervision of a licensed architect or licensed professional engineer reasonably satisfactory to Landlord, (ii) except after at least thirty days' prior written notice to Landlord and
     (iii) prior to Tenant delivering to Landlord an unconditional letter of credit in form and substance and drawn on a bank satisfactory to Landlord in an amount equal to 125% of such estimated cost or other assurances reasonably satisfactory to Landlord that adequate provisions have been made for the payment of the cost of such improvements.

     6.02 Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the demised premises. Any mechanic's lien, filed against the demised premises or the Building for work claimed to have been done for or materials claimed to have been furnished to Tenant shall be discharged by Tenant at its expense within thirty (30) days after such filing, by payment, filing of the bond required by law or otherwise. Failure to comply with the provisions of this Section 6.02 shall constitute a material default by Tenant under this Lease entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default.

     6.03. All alterations, installations, additions and improvements made and installed by Landlord, at its expense, shall be the property of Landlord and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the Term.

     6.04. All alterations, installations, additions and improvements made and installed by Tenant, or at Tenant's expense, upon or in the demised premises which are of a permanent nature and which cannot be removed without damage to the demised premises or Building including, without limitation, any so-called "raised flooring" or supplementary air conditioning units, shall become the property of Landlord, and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the Term (and shall not be removed prior thereto without Landlord's written consent), except that Landlord shall have the right at any time up to six months prior to the expiration of the Term to serve notice upon Tenant that any of such alterations, installations, additions and improvements, except for Landlord's Work, which are of a non-Building Standard office nature such as vaults, auditoriums, kitchens and the like, shall be removed and, in the event of service of such notice, Tenant will, at Tenant's own cost and expense, remove the same in accordance with such request, and repair any damage to the demised premises caused by such removal.

     6.05. Where furnished by or at the expense of Tenant all furniture, furnishings and trade fixtures (exclusive of raised flooring), but including without limitation, murals, business machines and equipment, counters, screens, grille work, cages, partitions, metal railings, closets, free standing lighting fixtures and equipment, drinking fountains, and any other moveable property not connected to the demised premises or the Building's systems shall remain the property of Tenant which may at its option remove all or any part thereof at any time prior to the expiration of the Term. In case Tenant shall decide not to remove any part of such property, Tenant shall notify Landlord in writing not less than three (3) months prior to the expiration of the Term, specifying the items of property which it has decided not to remove. If, within thirty (30) days after the service of such notice, Landlord shall request Tenant to remove any of the said property, Tenant shall at its expense remove the same. As to such property which Landlord does not request Tenant to remove, the same shall be, if left by Tenant, deemed abandoned by Tenant and thereupon the same shall become the property of Landlord.

     6.06 If any alterations, installations, additions, improvements or other property which Tenant shall have the right to remove or be requested by Landlord to remove as provided in Sections 6.04 and 6.05 hereof (herein in this Section 6.06 called the "property") are not removed on or prior to the expiration of the Term, Landlord shall have the right to remove the property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the demised premises or the Building resulting from the removal of the property Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord's cost in repairing such damage. This obligation shall survive any termination of this Lease.

     6.07. Tenant shall keep records of Tenant's alterations, installations, additions and improvements costing in excess of $10,000, and of the cost thereof. Tenant shall, within 15 days after demand by Landlord, furnish to Landlord copies of such records if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Building, or in connection with any proceeding instituted pursuant to Article 14 hereof.

                                   ARTICLE 7

                                    REPAIRS

     7.01. Tenant shall, at its sole cost and expense, make such repairs to the demised premises and the fixtures and appurtenances therein as are necessitated by the act, omission, occupancy or negligence of Tenant or by the use of the demised premises in a manner contrary to the purposes for which same are leased to Tenant, as and when needed to preserve them in good working order and condition. Except as otherwise provided in Section 9.05 hereof, all damage or injury to the demised premises and to its fixtures, appurtenances and equipment caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, which repairs, restorations and replacements shall be in quality and class equal to the original work or installations. If Tenant fails to make such repairs, restoration or replacements, same may be made by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within 10 days after rendition of a bill therefor.

     The exterior walls of the Building, the portions of any window sills outside the windows and the windows are not part of the premises demised by this Lease and Landlord reserves all rights to such parts of the Building.

     7.02 Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot of area which such floor was designed to carry. Such floor is designed for the following superimposed loading:

Live Load                                             50 pounds per square foot
Partitions                                            12 pounds per square foot
Suspended Ceiling & Mechanical                        10 pounds per square foot
Additional Floor Load                                 10 pounds per square foot
                                                      -------------------------
Total Tenant Load                                     82 pounds per square foot


     7.03. Business machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat. The parties hereto recognize that the operation of elevators, air conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and demised premises. Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold beyond what is customary in current good building practice for buildings of the same type as the Building.

     7.04. Except as otherwise specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in or to fixtures, appurtenances or equipment thereof. Landlord shall exercise reasonable diligence so as to minimize any interference with Tenant's business operations, but shall not be required to perform the same on an overtime or premium pay basis.

     7.05. Except as otherwise provided in this Lease, Landlord shall, throughout the Term, keep and maintain in good order and condition the following items, but only to the extent that such items affect the use and enjoyment of the demised premises for the conduct of Tenant's business: (a) the lobbies, common corridors, sidewalks and other common elements of the Building; (b) the roof, exterior, load-bearing columns, and foundation of the Building, and (c) the systems of the Building including elevators, HVAC, plumbing, electrical and other Building systems and equipment servicing the demised premises to the point of entry into the demised premises, provided however that Landlord shall not be liable for any defects or deficiencies thereof which shall be caused by Tenant's equipment, alterations or installations, or which shall result from any act or omission of Tenant, its contractors, employees, agents, representatives, licensees, subtenants or invitees.

                                   ARTICLE 8

                              REQUIREMENTS OF LAW

     8.01 Tenant shall comply with all Legal Requirements (including, without limitation, the Disabilities Act, as defined in Section 22.04 hereof) which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises, or the use or occupation thereof; provided, however, that Tenant shall not be required to make structural alterations in order to effect such compliance unless the need therefor shall result from, or arise in connection with (i) a negligent or wrongful act or omission of Tenant, its agents, representatives, contractors or invitees, or (ii) a default under this Lease by Tenant, or (iii) Tenant's particular manner of use of the demised premises, or (iv) any alterations performed by, or on behalf of, Tenant in the demised premises (excluding Landlord's Work). Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section.

     8.02 Notwithstanding the provisions of Section 8.01 hereof, Tenant, at its own cost and expense, in its name and/or (whenever necessary) Landlord's name, may contest, in any manner permitted by law (including appeals to a court, or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any Legal Requirements with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith provided that:

           (a) such non-compliance shall not subject Landlord to criminal prosecution or subject the Property to lien or sale (without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent as an individual, is charged with a crime of any kind or degree whatever, whether by summons or otherwise);

           (b) such non-compliance shall not be in violation of any mortgage, or of any ground or underlying lease or any mortgage thereon;

           (c) Tenant shall first deliver to Landlord a surety bond issued by a surety company of recognized responsibility, or other security satisfactory to Landlord, indemnifying and protecting Landlord against any loss or injury by reason of such non-compliance; and

           (d) Tenant shall promptly, diligently and continuously prosecute such contest.

     Without limiting the applications of the above, Landlord shall be deemed subject to prosecution for a crime, if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatever, whether by summons or otherwise.

     Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate.

                                  ARTICLE 9.

                   INSURANCE, LOSS, REIMBURSEMENT, LIABILITY

     9.01. Tenant shall not do or permit to be done any act or thing upon or about the demised premises which will (i) result in the assertion of any defense by the insurer to any claim under, (ii) invalidate or (iii) be in conflict with the policies covering the Building, and fixtures and property therein, or which would increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be; and Tenant shall neither do nor permit to be done any act or thing upon or about the demised premises or the Building which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property; but nothing in this Section 9.01 shall prevent Tenant's use of the demised premises for the purposes stated in
Article 5 hereof.

     9.02. If, as a result of any act or omission by or on the part of Tenant or violation of this Lease, whether or not Landlord has consented to the same, the rate of "all risk" or other type of insurance maintained by Landlord on the Building and fixtures and property therein, shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of such insurance premiums so caused; such reimbursement to be additional rent payable within 20 days after demand therefor by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rates for the Building or demised premises issued by the body making fire insurance rates or established by insurance carrier providing coverage for the Building or demised premises, shall be conclusive evidence of the facts stated therein including the items and charges taken into consideration in fixing the "all risk" insurance rate then applicable to the Building or demised premises.

     9.03. Landlord, Landlord's Consultants, or their agents, servants or employees shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or resulting from dampness or resulting from any other cause of whatsoever nature, unless (but only to the extent) any of the foregoing shall be caused by or due to the negligence of Landlord, its agents, servants or employees. Notwithstanding the preceding provisions of this Section 9.03, Tenant covenants, and agrees that (i) any rights of Tenant to make a claim against Landlord, Landlord's Consultants, or their agents, servants or employees as contemplated herein shall be subject to the waiver of subrogation provisions set forth in

Article 9.08 of this Lease, and (ii) in no event shall Tenant be entitled to make a claim for consequential, indirect or special damages pursuant to this
Section 9.03.

     9.04. Landlord, Landlord's Consultants, or their agents shall not be liable for any damage which Tenant may sustain, if at any time any window of the demised premises is broken, or temporarily or permanently closed, darkened or bricked upon for any reason whatsoever, except only Landlord's arbitrary acts if the result is permanent, and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant's obligations under this Lease, nor shall the same constitute an eviction or constructive eviction.

     9.05. Tenant shall reimburse Landlord and Landlord's Consultants, for all expenses, damages or fines incurred or suffered by Landlord or Landlord's Consultants, by reason of any breach, violation or non-performance by Tenant, or its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant, or by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants or employees, in the use or occupancy of the demised premises. Tenant shall have the right, at Tenant's own cost and expense, to participate in the defense of any action or proceeding brought against Landlord or Landlord's Consultants and in negotiations for settlement thereof if, pursuant to this
Section 9.05, Tenant would be obligated to reimburse Landlord or Landlord's Consultants for expenses, damages or fines incurred or suffered by Landlord or Landlord's Consultants.

     9.06. Tenant shall give Landlord notice in case of fire or accidents in the demised premises promptly after Tenant is aware of such event.

     9.07. (a) No recourse shall be had on any of Landlord's obligations hereunder or for any claim based thereon or otherwise in respect thereof against any incorporator, subscriber to the capital stock, shareholder, officer or director, past, present or future, of any corporation or any partner or joint venturer which shall be Landlord hereunder or included in the term "Landlord" or of any successor of any such corporation, or against any principal, disclosed or undisclosed, or any affiliate of any party which shall be Landlord or included in the term "Landlord," whether directly or through Landlord or through any receiver, assignee, trustee in bankruptcy or through any other person, firm or corporation, whether by virtue of any constitution, statute or rule of law or by enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Tenant.

            (b) Tenant shall look solely to Landlord's estate and interest in the Building for the satisfaction of any right of Tenant for the collection of a judgment or other judicial process or arbitration award requiring the payment of money by Landlord, and no other property or assets of Landlord, Landlord's agents, incorporators, shareholders, officers, directors, partners, principals (disclosed or undisclosed) or affiliates shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or under law, or Tenant's use and occupancy of the demised premises, or any other liability of Landlord to Tenant.

     9.08. (a) Notwithstanding anything to the contrary contained in this Lease, Tenant agrees that it will, at its sole cost and expense, include in its property insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of suborgation against Landlord, Landlord's Consultants, and any tenant of space in the Building with respect to losses payable under such policies and (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. Tenant shall furnish Landlord upon demand evidence satisfactory to Landlord evidencing the inclusion of said clauses in Tenant's property insurance policies.

           (b) Provided that Landlord's right of full recovery under its property insurance policies is not adversely affected or prejudiced thereby, and so long as the waivers provided for in Section 9.08(a) remain in full force and effect, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same would be covered by Landlord's insurance, as required under Section 9.10 of this Lease whether or not such insurance is maintained, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees, and against every other tenant in the Building who shall have executed a similar waiver as set forth in this Section 9.08(b) for loss or damage to, Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same would be covered by Tenant's insurance as required under this Lease whether or not such insurance is maintained, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant or the servants, agents or employees thereof.

     9.09. Tenant covenants and agrees to provide at its expense on or before the Commencement Date and to keep in force during the Term naming Landlord, its Agent, Landlord's Consultants and Tenant as insured parties (x) a comprehensive general liability insurance policy or such successor comparable form of coverage in the broadest form then available (hereinafter referred to as a "Liability Policy") written on "an occurrence basis", including, without limitation, blanket contractual liability coverage, broad form property damage, independent contractor's coverage and personal injury coverage protecting Landlord, Landlord's Consultants and Tenant against any liability whatsoever, occasioned by any occurrence on or about the demised premises or any appurtenances thereto and (y) a fire and other casualty policy (a "Fire Policy") insuring the full replacement value of all Tenant's improvements and betterments installed by or on behalf of Tenant after the Commencement Date and all of the furniture, trade fixtures and other personal property of Tenant located in the demised premises against loss or damage by fire, theft and such other risks or hazards as are insurable under present and future forms of "All Risk" insurance policies, and
(z) policy of insurance against loss or damage to the major components of the air conditioning and/or heating system, flywheels, steam pipes, steam turbines, steam engines, steam boilers, other pressure vessels, high pressure piping and machinery, if any, such as are installed by or on behalf of Tenant in the demised premises. Such policies shall also insure against physical damage to the demised premises arising out of an accident covered thereunder, such policies are to be written by good and solvent insurance companies licensed to do business in the State of New York satisfactory to Landlord, and shall be in such limits and with such maximum deductibles as Landlord may reasonably require. As of the date of this Lease, Landlord reasonably requires limits of liability under (x) the Liability Policy of not less than $5,000,000 combined single limit per occurrence for bodily or personal injury (including death) and property damage combined; (y) under the Fire Policy equal to the value of all Tenant's improvements and betterments and furniture, trade fixtures and other personal property with a deductible of no more than $1,000,00; and (z) under machinery insurance for full replacement cost of equipment with a deductible of no more than $1,000.00. Tenant will furnish Landlord with such information as Landlord may reasonably request from time to time as to the value of the items specified in clause (y) above within ten (10) days after request therefor. Such insurance may be carried under a blanket policy covering the demised premises and other locations of Tenant, if any, provided that each such policy shall in all respects comply with this Article and shall specify (i) that the portion of the total coverage of such policy that is allocated to the demised premises is in the amounts required pursuant to this Section 9.09 and (ii) any sublimits in such blanket policy and such policy shall specify, or Tenant shall furnish Landlord a written statement from the insurer under such policy that the protection afforded Tenant under any such blanket policy shall be no less than that which would have been afforded under a separate policy relating only to the demised premises. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least 15 days prior to the expiration date of any such policy, Tenant agrees to deliver to Landlord a certificate evidencing such insurance Said certificate shall contain an endorsement that such insurance may not be cancelled or materially changed except upon 30 days' prior written notice to Landlord. If, due to abandonment of, or failure to occupy the demised premises by Tenant, any such insurance required to be carried by Tenant shall be cancelled by the insurance carrier, then Tenant hereby indemnifies Landlord against liability which would have been covered by such insurance. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default. Notwithstanding anything to the contrary contained in this Lease, the carrying of insurance by Tenant in compliance with this Section shall not modify, reduce, limit or impair Tenant's obligations and liability under
Article 38 hereof.

     9.10 Landlord covenants and agrees to provide at its expense from and after the date on which this Lease is executed and delivered and thereafter so long as this Lease remains in full force and effect a fire and casualty insurance policy, with such limits and deductibles as shall be required by the holder of the institutional first mortgage which is then a lien on the Building, or if there shall be no such mortgage, the limits and deductibles that would then generally be required by the holder of an institutional first mortgage on the Building.

                                  ARTICLE 10

                         DAMAGE BY FIRE OR OTHER CAUSE

     10.01. If the Building or the demised premises shall be partially or totally damaged or destroyed by fire or other cause (and if this Lease shall not have been terminated as in this Article 10 hereinafter provided), (a) Landlord shall, with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage, repair the damage and restore and rebuild the Building and/or the demised premises, such restoration of the demised premises to include Tenant's improvements and betterments (but excluding Tenant's personal property) and (b) Tenant shall repair the damage to and restore and repair Tenant's furniture, fixtures and other personal property as set forth in clause (y) of Section 9.09 hereof with reasonable dispatch after such damage or destruction. Such work by Tenant shall be subject to all the provisions of this lease. The proceeds of policies providing coverage for Tenant's improvements and betterments (which Tenant is required to maintain pursuant to Section 9.09 hereof) shall be paid to Landlord, and concurrently with the collection of any insurance proceeds attributable to the damage of Tenant's improvements and betterments, Tenant shall pay to Landlord (i) the amount of any deductible under the policy insuring Tenant's improvements and betterments and (ii) the amount, if any, by which the cost of repairing and restoring Tenant's improvements and betterments as estimated by a reputable contractor designated by Landlord exceeds the available insurance proceeds therefor. The amounts due in accordance with clauses (i) and (ii) of the preceding sentence shall be additional rent under this lease and payable by Tenant to Landlord upon demand.

     10.02. If the Building or the demised premises shall be damaged or destroyed by fire or other cause, then the rents payable hereunder shall be abated to the extent that the demised premises shall have been rendered untenantable for the period from the date of such damage or destruction to the date the damage shall be substantially repaired or restored; provided, however, that should Tenant reoccupy a portion of the demised premises during the period the restoration work is taking place and prior to the date that the whole of said demised premises are made tenantable, fixed annual rent and additional rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

     10.03. If the Building shall be so damaged or destroyed by fire or other cause (whether or not the demised premises are damaged or destroyed) as to require a reasonably estimated expenditure made by Landlord or a reputable contractor designated by Landlord of more than 30% of the full insurable value of the Building immediately prior to the casualty, then Landlord may terminate this Lease by giving Tenant notice to such effect within 90 days after the date of the casualty. In case of any damage or destruction to the demised premises mentioned in this Article 10 which Landlord is required to repair and restore, Tenant may terminate this Lease by notice to Landlord if Landlord has not substantially completed the making of such required repairs and restorations within (a) nine (9) months after the date of such damage or destruction if the damage or destruction takes place on or before the first (1st) anniversary of the Commencement Date, or within such period after the date nine (9) months after the date of such damage or destruction (not exceeding 6 months) as shall equal the aggregate period Landlord may have been delayed in doing so by Force Majeure Causes (as defined in Article 34 hereof); (b) four (4) months after the date of such damage or destruction if the damage or destruction takes place after the first (1st) anniversary of the Commencement Date, or within such period after the date four (4) months after the date of such damage or destruction (not exceeding 6 months) as shall equal the aggregate period Landlord may have been delayed in doing so by Force Majeure Causes; or (c) two
(2) months after the date of such damage or destruction if the damage or destruction took place after the second (2nd) anniversary of the Commencement Date, or within such period after the date two (2) months after the date of such damage or destruction (not exceeding 6 months) as shall equal the aggregate period Landlord may have been delayed in doing so by Force Majeure Causes.

     10.04. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the demised premises or of the Building pursuant to this Article 10.

     10.05. Landlord will not carry separate insurance of any kind on Tenant's property (including, without limitation, any property of the Tenant which shall become the property of Landlord as provided in Article 6 hereof), and, except as provided by law, Landlord shall not be obligated to repair any damage thereto or replace or clean the same, or any other decorations, installations, equipment or fixtures installed by or for Tenant at Tenant's expense. Tenant shall maintain such fire and casualty insurance as it deems advisable, but not less than the limits provided in clause (y) of Section 9.09 hereof. If Tenant shall fail to maintain such insurance, Landlord shall have the right (but in no way shall Landlord be obligated or in any way be adversely affected if Landlord fails or elects not to do so) to obtain insurance on Tenant's property and the cost thereof shall be additional rent under this Lease and payable by Tenant to Landlord on demand.

     10.06. The provisions of this Article 10 shall be considered an express agreement governing any case of damage or destruction of the demised premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

                                  ARTICLE 11

                   ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

     11.01. Except as otherwise expressly provided in this Article 11, Tenant shall not without, in each instance, obtaining the prior consent of Landlord,
(a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet all or part of the demised premises or allow the same to be used or occupied by others or in violation of Article 5, (c) mortgage, pledge or encumber this Lease or all or part of the demised premises in any manner by reason of any act or omission on the part of Tenant, or (d) advertise, or authorize a broker to advertise, for a subtenant for all or part of the demised premises or for an assignee of this Lease. For purposes of this Article 11, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant, or the transfer of a majority of the total interest in any other entity (partnership or otherwise) which is a tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall not be deemed an assignment of this Lease, or of such sublease, as the case may be, provided that such transfer was not primarily for the purpose of transferring Tenant's leasehold interest hereunder, (ii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 11, and (iii) a modification, amendment or extension without Landlord's prior written consent of a sublease previously consented to by Landlord shall be deemed a new sublease. Tenant agrees to furnish to Landlord upon demand at any time and from time to time such information and assurances as Landlord may reasonably request that neither Tenant, nor any subtenant, shall have violated the provisions of this Section 11.01.

     11.02. The provisions of clauses (a) and (b) of Section 11.01 hereof shall not apply to transactions entered into by Tenant with a corporation into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets are transferred, provided (a) such merger, consolidation or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and (b) the assignee or successor entity has a net worth at least equal to or in excess of the net worth of Tenant either (i) immediately prior to such merger, consolidation or transfer or (ii) as of the date hereof, whichever is greater.

     11.03. Any assignment or transfer, whether made with Landlord's consent as required by Section 11.01 or without Landlord's consent pursuant to Section 11.02, shall not be effective unless and until (a) the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall (i) assume the obligations and performance of this Lease and agree to be personally bound by all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed on and after the effective date of any such assignment and (ii) agree that the provisions of this
Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in the future, and (b) in the case of an assignment or transfer pursuant to Section 11.02 Tenant or its successor shall have delivered to Landlord financial statements certified by a reputable firm of certified public accountants evidencing satisfaction of the net worth requirements referred to in
Section 11.02. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of fixed annual rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily and jointly and severally liable for the payment of the fixed annual rent and all additional rent due and to become due under this Lease and for the performance and observance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

     11.04. The liability of Tenant, and the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord, by way of mortgage, or otherwise, extending the time of, or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant's part to be performed under this Lease, and Tenant shall continue liable hereunder. If any such agreement or modification operates to increase the obligations of a tenant under this Lease, the liability under this
Section 11.04 of the tenant named in the Lease or any of its successors in interest (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made.

     11.05. Provided that Tenant is not in default of any of Tenant's obligations under this Lease beyond the expiration of any applicable notice and cure periods, Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or a subletting of the whole or a part of the demised premises for substantially the remainder of the term of this Lease, provided:

               (a) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant's or assignee's business, or activities, such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord, and an executed counterpart of the sublease or assignment agreement;

               (b) The proposed subtenant or assignee is a reputable party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved, reasonably satisfactory to Landlord;

               (c) The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the demised premises are, in Landlord's reasonable judgment, in keeping with the standards of the Building and the floor or floors on which the demised premises are located;

               (d) Neither (i) the proposed subtenant or assignee nor (ii) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant, is then an occupant of any part of the Building or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the 12 months immediately preceding Tenant's request for Landlord's consent;

               (e) All costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the demised premises shall, subject to the provisions of
Article 6 with respect to alterations, installations, additions or improvements, be borne by Tenant;

               (f)  Each assignment or sublease shall specifically state that
(i) it is subject to all of the terms, covenants, agreements, provisions, and conditions of this Lease, (ii) the subtenant or assignee, as the case may be, will not have the right to further assign or sublet all or part of the demised premises or to allow same to be used by others, without the consent of Landlord in each instance, (iii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the premises involved, and the occupants thereof, as if the sublease or assignment had not been made, (iv) if Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the demised premises and to apply the net amounts collected to the fixed annual rent and additional rent due hereunder, (v) the receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the demised premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant, and (vi) the subtenant shall be required to pay its proportionate share of Tenant's Tax Payment and Tenant's Expense Payment;

               (g) Tenant shall, together with requesting Landlord's consent hereunder, have paid Landlord any costs incurred by Landlord to review the requested consent including any attorney's fees incurred by Landlord;

               (h) The proposed subtenant or assignee is not (i) a bank or trust company, safe deposit business, savings and loan association or loan company; (ii) employment or recruitment agency; (iii) school, college, university or educational institution whether or not for profit; or (iv) a government or any subdivision or agency thereof;

               (i) In the case of a subletting of a portion of the demised premises, the portion so sublet shall be regular in shape and suitable for normal renting purposes;

               (j) Tenant shall have granted to Landlord or its agent, at Landlord's election, the exclusive right to sublease the demised premises or such portion thereof as Tenant proposes to sublet, or to assign this Lease, as the case may be, for a period of three months;

               (k) The subletting or assignment shall not be advertised publicly for a lower rental rate than that being charged by Landlord at the time for similar space then available in the Building; and

               (l) The proposed assignment or sublease shall provide that it is subject to the Landlord's rights under Section 11.06 hereof. Tenant shall have complied with the provisions of said Section 11.06 and Landlord shall not have made any of the elections provided for therein.

     11.06. (a) Should Tenant agree to assign this Lease or to sublet all or any portion of the demised premises (other than by an assignment or sublease permitted by Section 11.02 hereof), Tenant shall, as soon as any such agreement is consummated but no later than 60 days prior to the effective date thereof (the "Effective Date") deliver to Landlord executed counterparts of any such agreement and of all ancillary agreements with the proposed assignee or sublessee, as applicable, and Landlord shall then have the right to elect by notice to Tenant given within 30 days after such delivery (x) to consent or refuse to consent to such assignment or sublease in accordance with the terms of this Lease or (y) to elect to:

               A.   With respect to a proposed assignment of this Lease:

                    (i) terminate this Lease as of the Effective Date as if it were the Expiration Date set forth herein; or

                    (ii) accept an assignment of this Lease from Tenant in which event Tenant shall promptly execute and deliver to Landlord or Landlord's designee an assignment of this Lease in form reasonably satisfactory to Landlord's counsel which shall be effective as of the Effective Date;

               B. With respect to a proposed subletting of the entire demised premises:

                    (i) proceed under (i) or (ii) of A above; or (ii) accept a sublease from Tenant of the entire demised premises in which event Tenant shall promptly execute and deliver to Landlord or Landlord's designee a sublease for the remainder of the term hereof less one day commencing with the Effective Date on (x) the rental terms specified in the proposed sublease or (y) the rental terms specified in this Lease, as elected by Landlord in its notice to proceed under this subclause (ii); and

               C. With respect to a proposed subletting of less than the entire demised premises:

                    (i) terminate this Lease as to the portion of the demised premises affected by such subletting as of the Effective Date in which case Tenant shall promptly execute and deliver to Landlord an appropriate modification of this Lease in form satisfactory to Landlord; or

                    (ii) accept a sublease from Tenant of the portion of the demised premises affected by such subletting in which event Tenant shall promptly execute and deliver to Landlord or Landlord's designee a sublease for the remainder of the term hereof less one day commencing with the Effective Date at (x) the rental terms specified in the proposed sublease or (y) the rental terms specified in this Lease on a per rentable square foot basis, as elected by Landlord in its notice to proceed under this subclause (ii).

          (b) In the event that this Lease shall be assigned to Landlord or Landlord's designee or if all or part of the demised premises shall be sublet to Landlord or Landlord's designee pursuant to this Section 11.06, the provisions of any such assignment or sublease and the obligations of Landlord and the rights of Tenant with respect thereto shall not be binding upon or otherwise affect the rights of any holder of a superior mortgage or of a superior lease unless such holder shall elect by written notice to Tenant to succeed to the position of Landlord or its designee, as the case may be, thereunder.

          (c) If Landlord should elect to have Tenant execute and deliver a sublease pursuant to the provisions of paragraph (a) above, said sublease shall be in form reasonably satisfactory to Landlord's counsel and on all the terms contained in this Lease, except that:

               (i) The rental terms shall be those specified by Landlord as provided in subparagraph 11.06(a) hereof;

               (ii) The sublease shall not provide for any work to be done for the subtenant or for any initial rent concessions or contain provisions inapplicable to a sublease, except that in the case of a subletting of a portion of the demised premises Tenant shall pay to subtenant (x) the cost of erecting such demising walls as are necessary to separate the subleased premises from the remainder of the demised premises and to provide access thereto and (y) the estimated cost of such other work as was to be paid for or performed by Tenant pursuant to any sublease for which Landlord's consent was requested;

               (iii) The subtenant thereunder shall have the right to underlet the subleased premises, in whole or in part, or assign the sublease, without Tenant's consent;

               (iv) The subtenant thereunder shall have the right to make, or cause to be made, any changes, alterations, decorations, additions and improvements that such subtenant may desire or authorize;

               (v) Such sublease shall expressly negate any intention that any estate created by or under such sublease be merged with any other estate held by either of the parties thereto;

               (vi) Any consent required of Tenant, as lessor under that sublease, shall be deemed granted if consent with respect thereto is granted by Landlord;

               (vii) There shall be no limitation as to the use of the sublet premises by the subtenant thereunder;

               (viii) Any failure of the subtenant thereunder to comply with the provisions of said sublease, other than with respect to the payment of rent to Tenant, shall not constitute a default thereunder or hereunder if Landlord has consented to such non-compliance, and

               (ix) Such sublease shall provide that Tenant's obligations with respect to vacating the demised premises and removing any changes, alterations, decorations, additions or improvements made in the subleased premises shall be limited to those which accrued and related to such of the foregoing as were made prior to the effective date of the sublease.

          (d) If pursuant to the exercise of any of Landlord's options under this Section 11.06, this Lease is terminated as to only a portion of the demised premises, then the fixed annual rent payable hereunder and the additional rent payable pursuant to Article 3 hereof shall be adjusted in proportion to the portion of the demised premises affected by such termination and Landlord, at Tenant's expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate such portion from the balance of the demised premises and to comply with any Legal Requirements relating to such separation.

          (e) If the Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

               (i) in the case of an assignment, an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns); and

               (ii) in the case of a sublease, any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed annual rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or furnishings, other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns) after subtracting "Tenant's Costs" (as such term is defined in Section 11.06(g) hereof).

     The sums payable under this Section 11.06(e) shall be paid to Landlord as and when paid by the assignee or subtenant to Tenant.

          (f) If Landlord exercises any of its options under this Section 11.06, Landlord shall be free to, and shall have no liability to Tenant if Landlord shall, lease the demised premises or any portion thereof with respect to which one of such options exercised, to Tenant's proposed assignee or subtenant, as the case may be.

          (g) As used herein, the term "Tenant's Costs" shall mean the reasonable brokerage commissions, legal expenses and advertising expenses incurred by Tenant to third parties in connection with the subletting in question; and the actual out-of-pocket cost to Tenant of erecting a demising wall to separate the sublet premises from the balance of the demised premises, the foregoing cost to be amortized ratably over the term of the sublease in question.

Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord of Tenant's Costs within thirty (30) days after the commencement date of the sublease to which same apply.

                                  ARTICLE 12

                           CERTIFICATE OF OCCUPANCY.

     12.01 Landlord represents that the Certificate of Occupancy for the Building will permit the use of the demised premises for ordinary office purposes.

                                  ARTICLE 13

                         ADJACENT EXCAVATION - SHORING

     13.01. If an excavation or other substructure work shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as shall be necessary to preserve the wall of or the Building of which the demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

                                  ARTICLE 14

                                 CONDEMNATION

     14.01. In the event that the whole of the demised premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the demised premises shall be so condemned or taken, then, effective as of the date of vesting of title, the fixed annual rent under Article 1 hereof shall be reduced by the amounts allocable to the part of the demised premises so taken or condemned. In the event that only a part of the Building shall be so condemned or taken, then (a) Landlord (whether or not the demised premises be affected) may, at Landlord's option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within 60 days following the date on which Landlord shall have received notice of vesting of title, provided that Landlord also terminates the leases of all other tenants on the same floor as the demised premises, or (b) if such condemnation or taking shall be of a substantial part of the demised premises (25% or more) or of a substantial part of the means of access thereto, Tenant may, at Tenant's option, by delivery of notice in writing to Landlord within 30 days following the date on which Tenant shall have received notice of vesting of title, terminate this Lease and the term and estate hereby granted as of the date of vesting of title, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the fixed annual rent payable under
Article 1 shall be abated to the extent hereinbefore provided in this Article
14.

     14.02. In the event of termination of this Lease in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the fixed annual rent payable hereunder shall be apportioned as of such date.

     14.03. In the event of any condemnation or taking of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant. Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and agrees that it shall not be entitled to receive any part of such award; provided, however, that Tenant shall be entitled to make a separate claim for its trade fixtures and moving expenses.

     14.04. In the event of any taking of less than the whole of the Building which does not result in a termination of this Lease, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the demised premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and demised premises.

     14.05. In the event any part of the demised premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article 14, then, (i) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this Lease, the fixed annual rent hereunder shall be reduced in the same manner as is provided in Section 14.01 according to the reduction in rentable area of the demised premises resulting from such taking.

     14.06. If the whole or any part of the demised premises shall be taken in condemnation proceedings or by any right of eminent domain for temporary use or occupancy, the foregoing provisions of this Article shall not apply and Tenant shall continue to pay, in the manner and at the times herein specified, the full amounts of fixed annual rent and all additional rent and other charges payable by Tenant hereunder, and, except only to the extent that Tenant may be prevented from so doing pursuant to the terms of the order of the condemning authority, Tenant shall perform and observe all of the other terms, covenants, conditions and obligations hereof upon the part of Tenant to be performed and observed, as though such taking had not occurred. Tenant shall be entitled to receive the entire amount of the condemnation proceeds (after deducting Landlord's reasonable costs and expenses, if any, in obtaining same) (the "net proceeds") made for such temporary taking, whether paid by way of damages, rent or otherwise, unless such period of temporary use or occupancy shall extend beyond the termination of this Lease, in which case the net proceeds shall be apportioned between Landlord and Tenant upon receipt thereof as of the date of termination of this Lease. Tenant shall, upon expiration of any such period of temporary use or occupancy during the term of this Lease, restore the demised premises, as nearly as may be reasonably practicable, to the condition in which the same were immediately prior to such taking. Any portion of the net condemnation proceeds received by Tenant as compensation for the cost of restoration of the demised premises shall, if such period of temporary use or occupancy shall extend beyond the Term, be paid to Landlord on the date of termination of this Lease to the extent not theretofore disbursed by Tenant in connection with restoration of the demised premises.

                                  ARTICLE 15

                      ACCESS TO DEMISED PREMISES; CHANGES

     15.01. Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the demised premises, provided the same are installed adjacent to or concealed behind walls and ceilings of the demised premises. Landlord shall to the extent practicable install such pipes, ducts and conduits by such methods and at such locations as will not materially interfere with or impair Tenant's layout or use of the demised premises. Landlord or its agents or designees shall have the right, but only upon notice to Tenant or any authorized employee of Tenant at the demised premises, to enter the demised premises, during business hours, (a) for the making of such repairs or alterations as Landlord may deem necessary for the Building or which Landlord shall be required to or shall have the right to make by the provisions of this Lease or any other lease in the Building and (b) for the purpose of inspecting them or exhibiting them to existing or prospective assignees, agents or designees of any such parties. Land, Building or Property or to prospective assignees, agents or designees of any such parties. Landlord shall be allowed to take all material into and upon the demised premises that may be required for the repairs or alterations above mentioned without the same constituting an actual or constructive eviction of Tenant in whole or in part, and the rent reserved hereunder shall not abate while said repairs or alterations are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work. Landlord shall exercise reasonable diligence so as to minimize the disturbance to Tenant but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis.

     15.02. Landlord reserves the right, without the same constituting an actual or constructive eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairways, toilets and other public parts of the Building; provided, however, that access to the Building shall not be cut off and that there shall be no unreasonable obstruction of access to the demised premises or unreasonable interference with the use or enjoyment thereof.

     15.03. Landlord may, during the twelve (12) months prior to expiration of the Term exhibit the demised premises to prospective tenants.

     15.04. If Tenant shall not be personally present to open and permit an entry into the demised premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or emergency, Landlord or Landlord's agents may forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property) and without in any manner affecting the obligations and covenants of this Lease.

                                  ARTICLE 16

                           CONDITIONS OF LIMITATION

     16.01. This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or if a petition shall be filed by or against Tenant under any provisions of the United States Bankruptcy Act or under the provisions of any other bankruptcy or insolvency law or any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord may, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for thirty
(30) days, give Tenant a notice of intention to end the Term of this Lease at the expiration of 5 days from the date of service of such notice of intention, and upon the expiration of 5 days period this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

     16.02. This Lease and the term and estate hereby granted are subject to the limitation that:

            (a) whenever Tenant shall fail to pay any installment of fixed annual rent or any additional rent or any other charge payable by Tenant to Landlord, on the day the same is due and payable pursuant to the terms hereof, and such default shall continue for 5 days after Landlord shall have given Tenant a notice specifying such default, or

          (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within 15 days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of 15 days and the continuation of the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Article 8 hereof) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said 15 day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said 15 day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice of Landlord as shall reasonably be necessary, or

          (c) whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by
Article 11, or

          (d) whenever Tenant shall abandon the demised premises (unless as a result of a casualty), or

          (e) whenever in case any other lease held by Tenant from Landlord shall expire and terminate (whether or not the term thereof shall then have commenced) as a result of the default of Tenant thereunder, or

          (f) whenever Tenant shall default in the due keeping, observing or performance of any covenant, agreement, provision or condition of Article 5 hereof on the part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Tenant within three (3) business days after Landlord shall have given to Tenant a notice specifying the same, then in any of said cases set forth in the foregoing Subsections (a), (b),
(c), (d), (e), and (f), Landlord may give to Tenant a notice of intention to end the Term at the expiration of 3 days from the date of the service of such notice of intention, and upon the expiration of said 3 days this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

                                  ARTICLE 17

                       RE-ENTRY BY LANDLORD, INJUNCTION

     17.01. If Tenant shall fail to pay any installment of fixed annual rent, or of any additional rent, or any other charge payable by Tenant to Landlord on the date the same is due and payable, and if such default shall continue for 5 days after Landlord shall have given to Tenant a notice specifying such default, or if this Lease shall terminate as in Article 16 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the demised premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefrom. The word re-enter, as herein used, is not restricted to its technical legal meaning.

     17.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

     17.03. If this Lease shall terminate under the provisions of Article 16, or if Landlord shall re-enter the demised premises under the provisions of this
Article 17, or in the event of the termination of this Lease, or of re-entry by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, then (a) Tenant shall thereupon pay to Landlord the fixed annual rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the demised premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 18, and (b) Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed annual rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option against any damages payable by Tenant under Articles 16 and 18 or pursuant to law.

     17.04. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

                                  ARTICLE 18

                                    DAMAGES

     18.01. If this Lease is terminated under the provisions of Article 16, or if Landlord shall re-enter the demised premises under the provisions of Article 17, or in the event of the termination of this Lease, or of re-entry by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either

            (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then present value of the excess, if any, of:

                 (1) the aggregate of the fixed annual rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the demised premises, over

                 (2) the aggregate rental value of the demised premises for the same period, or

            (b) sums equal to the fixed annual rent and the additional rent payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the demised premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall re-let the demised premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting, the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the demised premises and in securing possession thereof, as well as the expenses of re-letting, including altering and preparing the demised premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the demised premises and the rental thereof; it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this Lease. In no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder for the period of such re-letting, or shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a re-letting, except to the extent that such net rents are actually received by Landlord. If the demised premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting. If the demised premises or any part thereof be re-let by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent payable pursuant to such re-letting shall, prima facie, be the fair and reasonable rental value for the demised premises, or part thereof, so re-let during the term of the re-letting.

     18.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 16, or under any provision of law, or had Landlord not re-entered the demised premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry of the demised premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 18.01.

                                  ARTICLE 19

                LANDLORD'S RIGHT TO PERFORM TENANTS OBLIGATIONS

     19.01. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under any of the terms or provisions of this Lease, (a) Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case if Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and
(b) if Landlord makes any expenditures or incurs any obligations for the payment of money in connection with such default including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the Interest Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord upon rendition of a bill to Tenant therefor. The provisions of this Article 19 shall survive the expiration or other termination of this Lease.

                                  ARTICLE 20

                                QUIET ENJOYMENT

     20.01. Landlord covenants and agrees that subject to the terms and provisions of this Lease, if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part or on behalf of Tenant to be kept or performed, then Tenant may quietly enjoy the demised premises during the Term without hindrance by Landlord or any person claiming through or under Landlord subject however, to (i) the obligations of this Lease, and (ii) the provisions of Article 25 hereof with respect to Superior Instruments which affect this Lease.

                                  ARTICLE 21

                            SERVICES AND EQUIPMENT

     21.01. So long as Tenant is not in default under any of the covenants of this Lease beyond the expiration of any applicable grace period, Landlord shall:

            (a) Provide necessary elevator facilities on business days from 8:00 a.m. to 6:00 p.m. and shall have at least one elevator subject to call at all other times. At Landlord's option, the elevators shall be operated by automatic control or by manual control, or by a combination of both of such methods.

            (b) Maintain in good repair the air conditioning, heating and ventilating systems installed by Landlord as part of the base Building systems. The base Building air conditioning, heating and ventilation systems will function when seasonably required on business days from 8:00 a.m. to 6:00 p.m. as more fully described in Schedule C annexed hereto and made a part hereof. The air conditioning system (as it relates to the demised premises) shall have separate controls in the demised premises and may be operated by Tenant as required if the demised premises constitute an entire floor; with respect to partial floors said controls shall be located in an area on Tenant's floor of the Building accessible to Tenant. Landlord has informed Tenant that the windows of the demised premises and the Building are sealed, and that the demised premises may become uninhabitable and the air therein may become unbreathable during the hours or days when Landlord is not required pursuant to this paragraph to furnish heat or ventilation or when Tenant does not operate the air-conditioning system. Any use or occupancy of the demised premises during such hours shall be at the sole risk, responsibility and hazard of Tenant, and Landlord shall have no responsibility or liability therefor. Such condition of the demised premises shall not constitute nor be deemed to be a breach or a violation of this Lease or of any provision thereof, nor shall it be deemed an actual or constructive eviction nor shall Tenant claim or be entitled to claim any abatement of rent nor make any claim for any damages or compensation by reason of such condition of the demised premises. Tenant shall cause and keep entirely unobstructed all the vents, intakes, outlets and grilles, at all times and shall comply with and observe all regulations and requirements prescribed by Landlord for the proper functioning of the heating, ventilating and air-conditioning systems. Nothing contained herein shall be deemed to require Landlord to furnish at Landlord's expense such electric energy as is required to operate the air conditioning system serving the demised premises. Subject to the provisions of Article 4 hereof all such electric energy shall be furnished to Tenant at Tenant's cost and expense. In the event that Tenant shall require heating, air conditioning or ventilation after hours, Tenant shall pay Landlord's customary charges therefor as additional rent. All tenants requesting after hours heating shall give Landlord reasonable advance notice of such requirement. All tenants who require after hours air-conditioning or ventilating shall have the responsibility of operating the air-conditioning and ventilation systems by use of a separate key which Landlord shall provide.

            (c) Provide the cleaning and janitorial services described on Schedule F annexed hereto on business days.

            (d) Furnish water for lavatory and drinking and office cleaning purposes. If Tenant requires, uses or consumes water for any other purposes, Tenant agrees that Landlord may install a meter or meters or other means to measure Tenant's water consumption, and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord's cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed, as measured by said meter or meters or as otherwise measured, including sewer rents.

            (e) Landlord will at Tenant's request supply condenser water to any supplementary air conditioning units installed by Tenant in the demised premises in accordance with the provisions of this Lease and Tenant agrees to pay Landlord its customary charges for so providing such condenser water to the demised premises. In the event Tenant installs supplementary air conditioning units serving the demised premises, Tenant covenants and agrees, at its sole cost and expense, to maintain in full force and effect for so long as such air conditioning unit remains in the Building, a maintenance agreement for the periodic maintenance of such unit on customary terms with a contractor reasonably acceptable to Landlord and to furnish a copy of said contract and all extensions thereof to Landlord within five (5) days after demand.

     21.02. Landlord reserves the right without any liability whatsoever, or abatement of fixed annual rent, or additional rent, to stop the heating, air conditioning, elevator, plumbing, electric and other systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, provided that except in case of emergency, Landlord will notify Tenant in advance, if possible, of any such stoppage and, if ascertainable, its estimated duration, and will proceed diligently with the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with the Tenant's use and enjoyment of the demised premises, but Landlord shall not be obligated to employ overtime or premium labor therefor.

     21.03. Tenant shall reimburse Landlord for the cost to Landlord of removal from the demised premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of general business office occupancy.

     21.04. Tenant agrees to employ such office maintenance contractor as Landlord may from time to time designate, for all waxing, polishing, lamp replacement, cleaning (other than those cleaning services Landlord is obligated to furnish) and maintenance work in the demised premises, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors. Tenant shall not employ any other contractor without Landlord's prior written consent.

     21.05. Landlord will not be required to furnish any other services, except as otherwise provided in this Lease.

                                  ARTICLE 22

                                  DEFINITIONS

     22.01. The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Land and Building (or the owner of a lease of the Building or of the Land and Building), so that in the event of any transfer of title to said Land and Building or said lease, or in the event of a lease of the Building, or of the Land and Building, upon notification to Tenant of such transfer or lease the said transferor landlord shall be and hereby is entirely freed and relieved of all future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to said Land and Building or said lease, or the said lessee of the Building or of the Land and Building, that the transferee or the lessee, as applicable, has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder.

     22.02. The term "Business Days" or "business days" as used in this Lease shall exclude Saturdays, Sundays and all days observed as legal holidays and defined as Public Holidays in the Official Directory of the City of New York as well as all other days recognized as holidays under applicable union contracts.

     22.03. "Interest Rate" shall mean a rate per annum equal to the lesser of
(a) 2% above the so-called "prime rate" of Republic National Bank, as publicly announced from time to time or if Republic National Bank shall cease to exist or cease to announce such rate, any similar rate designated by Landlord which is publicly announced from time to time by any other bank in the City of New York having combined capital and surplus in excess of $100,000,000 or (b) the maximum rate of interest, if any, which Tenant may legally contract to pay.

     22.04. "Legal Requirements" shall mean laws, statutes and ordinances including building codes and zoning regulations and ordinances and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Land or Building or the demised premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto including, without limitation, the Americans with Disabilities Act of 1990, Public Law 101-336, 42 U.S.C.A. sections12102 et seq. (herein called the "Disabilities Act"), and all requirements, obligations and conditions of all instruments of record on the date of this Lease.

                                  ARTICLE 23

                          INVALIDITY OF ANY PROVISION

     23.01. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

                                  ARTICLE 24

                                   BROKERAGE

     24.01. Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent other than Insignia/Edward S. Gordon Company, Inc. (which is representing Landlord) and Newmark & Company Real Estate, Inc. (which is representing Tenant), in connection with the consummation of this Lease, and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys' fees and court costs), loss and liability for any compensation, commissions or charges claimed by any broker or agent, other than the brokers specifically set forth in this Section 24.01, with respect to this Lease or the negotiation thereof.

                                  ARTICLE 25

                                 SUBORDINATION

     25.01. This Lease is and shall be subject and subordinate to all ground or underlying leases which may now or hereafter affect the Land or the Building and to all mortgages which may now or hereafter affect such leases, the Land or the Building, and to all renewals, refinancings, modifications, replacements and extensions thereof (hereinafter called "Superior Instruments"). The provisions of this Section 25.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form if required, that Landlord, the holder of any Superior Instrument or any of their respective successors in interest may request to evidence such subordination, and Tenant hereby constitutes and appoints Landlord or its successors in interest to be Tenant's attorney-in-fact, irrevocably and coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant.

     25.02. In the event of a termination of any ground or underlying lease, or if the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, then Tenant under this Lease will, at the option to be exercised in writing by the holder of any such Superior Instrument or any purchaser, assignee or lessee, as the case may be, either (i) attorn to it and will perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if it were the landlord originally named in this Lease, or (ii) enter into a new lease with it for the remaining term of this Lease and otherwise on the same terms and conditions and with the same options, if any, then remaining. The foregoing provisions of clause (i) of this Section 25.02 shall enure to the benefit of such holder of a Superior Instrument, purchaser, assignee or lessee, shall be self-operative upon the exercise of such option, and no further instrument shall be required to give effect to such option, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such holder of a Superior Instrument, purchaser, assignee or lessee agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 25.02, satisfactory to any such holder of a Superior Instrument, purchaser, assignee or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Tenant hereby constitutes and appoints Landlord or its successors in interest to be the Tenant's attorney-in-fact, irrevocably and coupled with an interest, to execute and deliver such instrument of attornment, or such new lease, if the Tenant refuses or fails to do so promptly upon request.

     25.03. Anything herein contained to the contrary notwithstanding, under no circumstances shall any such holder of a Superior Instrument, purchaser, assignee or lessee, as the case may be, whether or not it shall have succeeded to the interests of the landlord under this Lease, be

            (a)  liable for any act, omission or default of any prior landlord;
or

            (b) subject to any offsets, claims or defenses which the Tenant might have against any prior landlord; or

          (c) bound by any rent or additional rent which Tenant might have paid to any prior landlord for more than one month in advance or for more than three months in advance where such rent payments are payable at intervals of more than one month; or

          (d) bound by any modification, amendment or abridgment of the Lease, or any cancellation or surrender of the same, made without its prior written approval;

          (e) obligated to do or complete any work in the demised premises pursuant to Article 2 hereof or otherwise be obligated to prepare the demised premises for occupancy in accordance with the provisions of this Lease.

     25.04. If, in connection with the financing of the Building, the holder of any mortgage shall request reasonable modifications in this Lease as a condition of approval thereof, Tenant will not unreasonably withhold, delay or defer making such modifications provided the same do not (i) increase the fixed annual rent or additional rents payable by Tenant, (ii) reduce the term hereof or (iii) extend the term hereof.

                                  ARTICLE 26

                             CERTIFICATE OF TENANT

     26.01. Tenant shall, without charge, at any time and from time to time, within ten (10) days after request by Landlord or the holder of a Superior Instrument, as the case may be, execute, acknowledge and deliver to Landlord, the holder of a Superior Instrument or any other person, firm or corporation specified by Landlord, a written instrument (an "Estoppel Certificate") in the form attached hereto as Schedule D or such other form as may be required by the holder of any Superior Instrument. Prior to taking occupancy of the demised premises, and as a condition precedent thereto, Tenant shall execute, acknowledge and deliver such an estoppel certificate to Landlord

     26.02. Tenant agrees that, except for the first month's rent hereunder, it will pay no rent under this Lease more than thirty (30) days in advance of its due date, if so restricted by any existing or future Superior Instrument or by an assignment of this Lease to the holder of such Superior Instrument, and, in the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease, Tenant will not exercise such right until Tenant shall have first given written notice of such act or omission to the holder of any Superior Instrument who shall have furnished such holder's last address to Tenant, and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notices (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), during which time such holder shall have the right, but shall not be obligated, to remedy or cause to be remedied such act or omission. Tenant further agrees not to exercise any such right if the holder of any such Superior Instrument commences to cure such act or omission within a reasonable time after having received notice thereof and diligently prosecutes such cure thereafter.

                                  ARTICLE 27

                    LEGAL PROCEEDINGS, WAIVER OF JURY TRIAL

     27.01. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way in connection with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the demised premises, and/or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding except mandatory counter claims. Tenant shall reimburse Landlord upon demand for all costs and expenses (including attorneys' fees and disbursements and court costs) incurred by Landlord in connection with enforcing Tenant's obligations hereunder or in protecting Landlord's rights hereunder whether incurred in connection with an action or proceeding commenced by Landlord, by Tenant, by a third party or otherwise. All such amounts shall be deemed to be additional rent and shall be collectible in the same manner as provided in Section 1.02 hereof.

                                  ARTICLE 28

                             SURRENDER OF PREMISES

     28.01. Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire, the elements or other casualty excepted, and Tenant shall remove all of its property as herein provided. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term.

     28.02. If Tenant shall, without the written consent of Landlord, hold over after the expiration of the Term, and if Landlord shall then not proceed to remove Tenant from the demised premises in the manner permitted by law, such tenancy shall be deemed a month-to-month tenancy, which tenancy may be terminated as provided by applicable law. During such tenancy, Tenant agrees to
(a) pay to Landlord, each month, the greater of the fair market rental value for the demised premises or the sum of (i) one hundred fifty (150%) percent of the fixed annual rent and (ii) one hundred (100%) percent of the additional rent payable by Tenant for the last month of the Term and (b) be bound by all of the terms, covenants and conditions herein specified.

                                  ARTICLE 29

                             RULES AND REGULATIONS

     29.01. Tenant and Tenant's servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations set forth in Schedule E attached hereto and made part hereof entitled "Rules and Regulations" and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable written notice of any additional Rules and Regulations shall be given to Tenant.

     Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

                                  ARTICLE 30

                            CONSENTS AND APPROVALS

     30.01. Wherever in this Lease Landlord's consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment, and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

                                  ARTICLE 31

                                    NOTICES

     31.01. Any notice or demand, consent, approval or disapproval, or statement (collectively called "Notices") required or permitted to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing and unless otherwise required by such law or regulation, shall be sent by either (i) United States mail postage prepaid as registered or certified mail, return receipt requested, or (ii) nationally recognized overnight courier (e.g., Federal Express). Any Notice shall be addressed to Landlord or Tenant, as applicable, at its address set forth on page 1 of this Lease as said address may be changed from time to time as hereinafter provided. After Tenant shall occupy the demised premises, the address of Tenant for Notices shall be the Building. By giving the other party at least ten days prior written notice, either party may, by Notice given as above provided, designate a different address or addresses for Notices.

     31.02. Any Notice shall be deemed given (i) three (3) business days after being deposited in the U.S. mail, as hereinbefore set forth, or (ii) one (1) business day after being sent by nationally recognized overnight courier.

     31.03. In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any Notice on one other person or entity designated in such request, such service to be effected as provided in Section 31.01 hereof.

                                  ARTICLE 32

                                   NO WAIVER

     32.01. No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the demised premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agent shall not operate as a termination of this Lease or a surrender of the demised premises. In the event of Tenant at any time desiring to have Landlord sublet the premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations set forth herein, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

     32.02. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                                  ARTICLE 33

                                   CAPTIONS

     33.01. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

                                  ARTICLE 34

                             INABILITY TO PERFORM

     34.01. If, by reason of (1) strike, (2) labor troubles, (3) governmental pre-emption in connection with a national emergency, (4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or any other cause, (6) fire or other casualty, (7) adjustment of insurance claims, (8) acts of God, or (9) any other cause beyond Landlord's reasonable control (collectively hereinafter referred to as "Force Majeure Causes"), Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant's obligation to pay rent hereunder shall in no wise be affected, impaired or excused.

                                  ARTICLE 35

                        NO REPRESENTATIONS BY LANDLORD

     35.01. Landlord or Landlord's agents have made no representations or promises with respect to the Building or demised premises except as herein expressly set forth.

                                  ARTICLE 36

                               NAME OF BUILDING

     36.01. The name of the Building shall be Broad Financial Center. Landlord shall have the full right at any time to name and change the name of the Building and to change the designated address of the Building. The Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building.

                                  ARTICLE 37

                                  ARBITRATION

     37.01. In each case specified in this Lease in which resort to arbitration shall be required, such arbitration (unless otherwise specifically provided in other Sections of this Lease) shall be in New York County, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the provisions of this Lease. The decision and award of the arbitrators shall be in writing, shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and awards, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

                                  ARTICLE 38

                                   INDEMNITY

     38.01 Subject to the terms of Article 9 hereof relating to waivers of subrogation Tenant shall indemnify and defend Landlord (including Landlord's shareholders, officers, directors, partners, join venturers and agents) and save it harmless from and against any and all liability, damages, costs or expenses, including attorneys' fees, arising from (i) any act, omission, or negligence of Tenant or its officers, contractors, licensees, agents, employees, guests, invitees, or visitors in or about the demised premises or the Building, (ii) any breach or default under this Lease by Tenant, (iii) or relating to, the enforcement by Landlord of the provisions of this Lease as against Tenant, or
(iv) any accident, injury, or damage, howsoever and by whomsoever caused, to any person or property, occurring within the demised premises. This provision shall not be construed to make Tenant responsible for loss, damage, liability or expense if (but only to the extent) caused by the negligence of Landlord, or its officers, contractors, licensees, agents, employees, or invitees, and nothing contained herein shall be deemed to release Landlord from liability for its negligence or wilful misconduct.

                                  ARTICLE 39

                             APPROVAL OF MORTGAGEE

     39.01. This Lease is conditioned on Landlord obtaining the approval of this Lease by the holder of the first mortgage on the Land and Building.

                                  ARTICLE 40

                               SECURITY DEPOSIT

     40.01. Tenant has deposited with Landlord the sum of $55,680.00 as security for the full and punctual performance by Tenant of all of the terms of this Lease. Landlord shall hold such security deposit in an interest-bearing account, to be selected by Landlord, and the interest earned thereon (less an administrative fee of one (1%) percent per annum of the principal) shall be returned to Tenant upon Tenant's written request but not more frequently than annually. In the event Tenant defaults in the performance of any of the terms of this Lease, Landlord may apply the whole or any part of the security so deposited to the extent required for the payment of (i) any rent or (ii) any sum which Landlord may expend or may be required to expend by reason of Tenant's default including, without limitation, any damages or deficiency in the re-letting of the demised premises, whether accruing before or after summary proceedings or other re-entry by Landlord. Upon each such application, Tenant shall, on demand, pay to Landlord the sum so applied which shall be added to the security deposit so that the same shall be restored to the amount first set forth above. The amount of the security deposit, with interest, shall be returned to Tenant after the termination of this Lease and delivery of exclusive possession of the demised premises to Landlord. In the event of a sale or lease of the Building, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall ipso facto be released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new landlord for the return of said security and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, or attempted assignment or encumbrance.

     40.02. In lieu of the cash security deposit provided for in Section 40.01 hereof, Tenant may at any time during the term hereof deliver to Landlord and shall thereafter, except as otherwise provided herein, maintain in effect at all times during the term hereof, an irrevocable letter of credit, in form and substance reasonably satisfactory to Landlord in the amount of the security required pursuant to this Article 40 issued by a banking corporation satisfactory to Landlord and having its principal place of business or its duly licensed branch or agency in the State of New York. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year to year unless terminated by the issuer thereof by notice to Landlord given not less than forty-five (45) days prior to the expiration thereof. Except as otherwise provided in this Article 40, Tenant shall, throughout the term of this lease deliver to Landlord, in the event of the termination of any such letter of credit, replacement letters of credit in lieu thereof (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred to as a "Security Letter") no later than forty-five (45) days prior to the expiration date of the preceding Security Letter. The term of each such Security Letter shall be not less than one (1) year and shall be automatically renewable from year to year as aforesaid. If Tenant shall fail to obtain any replacements of a Security Letter within the time limits set forth in this Section 40.02, Landlord may draw down the full amount of the existing Security Letter and retain the same as security hereunder.

     40.03. In the event Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this lease, beyond any applicable grace period, including, but not limited to, the payment of fixed annual rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed annual rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants, and conditions of this lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. To insure that Landlord may utilize the security represented by the Security Letter in the manner, for the purposes, and to the extent provided in this Article 40, each Security Letter shall provide that the full amount thereof may be drawn down by Landlord upon the presentation to the issuing bank of Landlord's sight draft drawn on the issuing bank.

     40.04. In the event that Tenant defaults in respect of any of the terms, provisions, covenants and conditions of the lease and Landlord utilizes all or any part of the security represented by the Security Letter but does not terminate this Lease as provided in Article 16 hereof, Landlord may, in addition to exercising its rights as provided in Section 40.03 hereof, retain the unapplied and unused balance of the principal amount of the Security Letter as security for the faithful performance and observance by Tenant thereafter of the terms, provisions, and conditions of this lease, and may use, apply, or retain the whole or any part of said balance to the extent required for payment of fixed annual rent, additional rent, or any other sums as to which Tenant is in default or for any sum which Landlord may expend or be required to expend by reason of Tenant's default in respect of any of the terms, covenants, and conditions of this lease. In the event Landlord applies or retains any portion or all of the security delivered hereunder, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be not less than the security required by this Article 40.

     40.05. The security or any balance thereof to which Tenant is entitled shall be returned or paid over to Tenant reasonably promptly after the date fixed as the end of this lease and after delivery to Landlord of entire possession of the Premises. In the event of any sale, transfer or leasing of Landlord's interest in the Building whether or not in connection with a sale, transfer or leasing of the Land to a vendee, transferee or lessee, Landlord shall transfer the unapplied part of the security and the interest thereof, if any, to which Tenant is entitled, or any interest it may have in the Security Letter, as the case may be, to the vendee, transferee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof, and Tenant shall look solely to the new Landlord for the return or payment of the same. The provisions of the preceding sentence shall apply to every subsequent sale, transfer or leasing of the Building, and any successor of Landlord shall, upon a sale, transfer, leasing or other cessation of the interest of such successors in the Building whether in whole or in part, pay over any unapplied part of said security or any interest it may have in the Security Letter, as the case may be, to any vendee, transferee or lessee of the Building, and shall thereupon be relieved of any liability with respect thereto. In the event of a sale of the Building, Landlord shall have the right to require Tenant to deliver a replacement Security Letter naming the new Landlord as beneficiary and, if Tenant shall fail to timely deliver the same, to draw down the existing Security Letter and retain the proceeds as security hereunder until a replacement Security Letter is delivered. Except in connection with a permitted assignment of this lease, Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security or any interest thereon to which Tenant is entitled, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In any event, in the absence of evidence satisfactory to Landlord of an assignment of the right to receive the security, or the remaining balance thereof, Landlord may return the security to the original Tenant regardless of one or more assignments of this lease.

     40.06. Provided and on condition that Tenant shall not then be in default under any of the terms and conditions of this Lease after notice and the expiration of any applicable grace period, and further provided that Tenant shall not, more than once within any 12-month period during the Term hereof, have paid any payments of fixed annual rent or additional rent more than seven
(7) days after their due date, then in such event, the amount of the security requirement set forth in Section 40.01 shall be reduced as follows: (x) to $37,120 as of the first (1st) anniversary of the Rent Commencement Date, and (y) to $18,560 as of the second (2nd) anniversary of the Rent Commencement Date. If the security shall be in the form of a Security Letter, then such Security Letter then in effect may be replaced by Tenant with a Security Letter in the amount of $37,120 as of the first (1st) anniversary of the Rent Commencement Date, and $18,560.00 as of the second (2nd) anniversary of the Rent Commencement Date, in the same form and manner as described heretofore in this Article 40.

                                  ARTICLE 41

                                 MISCELLANEOUS

     41.01. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York.

     41.02. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

     41.03. Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

     41.04. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

     41.05. Time shall be of the essence with respect to the exercise of any option on the part of Tenant to extend the term of this Lease.

     41.06. Except as otherwise provided herein whenever payment of interest is required by the terms hereof it shall be at the Interest Rate.

     41.07. If the demised premises or any additional space to be included within the demised premises shall not be available for occupancy by Tenant on the date hereinbefore designated for the commencement of the term of this Lease or for the inclusion of such space for any reason whatsoever, then this Lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the demised premises or such additional space shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the demised premises or such additional space until the same are available for occupancy by Tenant; provided, however, Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the demised premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall in no way affect the obligations of Tenant hereunder nor shall the same be construed in any way to extend the Term. This Section
41.07 shall be deemed to be an express provision to the contrary of Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

     41.08. In the event that Tenant is in arrears in payment of fixed annual rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

     41.09. All Schedules referred to in this Lease are hereby incorporated in this Lease by reference.

     41.10. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns.

     41.11. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

     41.12. Under no circumstances shall Tenant record a copy of this Lease or a memorandum of this Lease without Landlord's prior written consent.

     41.13 It is understood and agreed that this Lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way whatsoever until (i) Tenant has duly executed and delivered duplicate originals to Landlord, and (ii) Landlord has executed and delivered one of said fully executed originals to Tenant. This Lease may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single agreement.

     41.14. With respect to any equipment which Tenant shall be permitted to install and operate in the demised premises including, without limitation, supplemental air conditioning equipment, Tenant shall at Tenant's expense, obtain and maintain all permits, licenses and other authorizations which are required by Legal Requirements in order to install, maintain and operate such equipment in the demised premises.

     41.15. Any expenditure permitted or required to be incurred by Landlord or Tenant under this Lease, for which such party is entitled hereunder to demand and does demand reimbursement from the other party, shall be limited to the commercially reasonable cost of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                              FIRST PAC LIMITED, Landlord

                                              By: ______________________________
                                                  Treasurer

                                              By: ______________________________
                                                  SECRETARY
                                              AGORA DIGITAL CORPORATION, Tenant

                                              By: ______________________________
                                                  CFO

STATE OF California      )
                         : ss.:
COUNTY OF San Francisco  )

     On this 4th day of December, 1997, before me personally came Ronald Parks,
             ---                                                  ------------
to me known, who, being duly sworn by me, did depose and say that he resides in San Rafael, California; that he is the Chief Financial Officer CFO of AGORA
----------------------
DIGITAL CORPORATION, the corporation described in and which executed the above instrument and that he signed his name thereto by order of the board of directors of said corporation.


                                              ________________________________
                                              Arnalde Tolentina, Notary Public


     ARNALDO TOLENTINO
     Commission # 1128965
     Notary Public -- California
     San Mateo County
     My Comm. Expires Mar 6, 2001

                                  SCHEDULE A

                                  FLOOR PLAN

                                [CHART OMITTED]

                                  SCHEDULE B

                              DESCRIPTION OF LAND

     ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

     BEGINNING at the corner formed by the intersection of the easterly side of Whitehall Street with the northerly side of Pearl Street; thence northerly along the easterly side of Whitehall Street 49 feet 5 inches to an angle point; thence continuing northerly along the easterly side of Whitehall Street 32 feet 7-1/2 inches; thence easterly on a line forming an angle of 92 degrees 25 minutes 00 seconds on its westerly side with the preceding course 5 feet 5 inches; thence easterly on a line forming an angle of 84 degrees 36 minutes 00 seconds on its northerly side with the preceding course 36 feet 11 inches; thence northerly on a line forming an angle of 90 degrees 21 minutes 00 seconds on its westerly side with the preceding course 31 feet 4-5/8 inches to the southerly side of Bridge Street; thence easterly along the southerly side of Bridge Street 94 feet 2-5/8 inches; thence southerly on a line forming an angle of 107 degrees 39 minutes 10 seconds on its westerly side with the southerly side of Bridge Street 75 feet 9-3/4 inches to the northerly side of Pearl Street 93 feet 1/2 inch to an angle point therein; thence continuing westerly along the northerly side of Pearl Street 68 feet 2-1/2 inches to the point and place of BEGINNING.

     SAID PREMISES being known as 25-35 Pearl Street, 20-24 Bridge Street, 33 Whitehall Street.

     Together with development rights appurtenant thereto conveyed pursuant to certain Development Rights Agreement between The New York Clearing House Building Company ("Clearing") and Broad Financial Center Partners ("BFCP") dated October 7, 1983 and recorded in the Office of the City Register of New York County on October 12, 1983, in reel 725, page 929, and a certain Declaration of Restrictions Agreement between Clearing and BFCP dated October 7, 1983 and recorded in said Register's Office on October 12, 1983 in reel 725, page 916.

     Together with development rights appurtenant thereto conveyed pursuant to certain Development Rights Agreement between Clearing, BFCP and 27 Whitehall Street Group ("Whitehall") dated January 5, 1984 and recorded in said Register's Office on January 12, 1984 in reel 754, page 1084 and a certain Declaration of Restrictions Agreement between Clearing, BFCP and Whitehall dated January 5, 1984 and recorded in said Register's Office on January 12, 1984 in reel 754, page 1110.

     Together with all development rights appurtenant thereto as may be acquired by BFCP from Clearing pursuant to Agreement of Sale between BFCP and Clearing dated as of May 25, 1984.

     Together with the benefits of that certain Easement Agreement dated as of October 7, 1983 between Clearing and BFCP and recorded in said Register's Office in reel 725, page 946.

     Together with the benefits of that certain Easement Agreement between Whitehall and BFCP dated as of January 5, 1984 between Whitehall and BFCP and recorded in said Register's Office in reel 754, page 1128.

                                  SCHEDULE C

           HEATING, VENTILATING AND AIR-CONDITIONING SPECIFICATIONS

     A year-round air conditioning system provides ventilation, cooling and morning warm up of tenant space. The perimeter radiation system provides heating with varying water temperature automatically set by an outside temperature sensor.

     a) The system is designed to operate within the requirements of the New York State Energy Conservation Code and is capable of maintaining inside conditions of approximately 78degree F and 50% relative humidity when the summer outside conditions are not more than 91degree F dry bulb and 76degree F wet bulb and approximately 70degree F when the outside winter temperature is 10degree F.

     b) The design capabilities of the system are based upon and limited to the following conditions:

               (i) occupancy does not exceed one (1) person for each 100 square feet of area.

               (ii) a total connected electrical load of 4.0 volt/amps per rentable square foot.

               (iii) Proper use of blinds to control sun load.

                                  SCHEDULE D

                         FORM OF ESTOPPEL CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. The undersigned is the Lessee (Tenant) under that certain lease dated _______ by and between First Pac Limited as Lessor (Landlord) and
     __________ as Lessee (Tenant), covering those certain premises commonly known and designated as ______________ ________ of the building known as Broad Financial Center and located at 33 Whitehall Street, New York, New York (the "Lease").

2. The Lease has not been modified, changed, altered or amended in any way (except as indicated following this sentence) and is the only Lease or agreement between the undersigned and the Lessor affecting said premises.

3. The undersigned has accepted the premises, the lease term began __________, the rent for said premises has been paid to and including _____, 199_. No rent has been prepaid for more than one (1) month. The fixed minimum rent being paid as above is _____ per month.

4. To the best of the undersigned's knowledge, the Lease is in full force and effect and there are no defaults thereunder, and as of the date hereof, the undersigned is entitled to no credit, offset or deduction in rent.

5. The Lease does not contain and the undersigned does not have any outstanding options or rights of first refusal to purchase the premises or any part thereof or the real property of which the premises are a part.

6. No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy or insolvency laws of the United States or any state thereof.

7. This certification is made to induce __________ to make a mortgage loan on the property located at 33 Whitehall Street, New York, New York, knowing that _________ __ relies upon the truth of this certification in making such loan.

8. The amount of Security Deposit, if any, deposited with the Landlord pursuant to the terms of the Lease is $_______.

Dated this ______ day of
____________________, _____.


                                         TENANT

                                         By: _______________________

                                         ---------------------------

                                  SCHEDULE E

                             RULES AND REGULATIONS

     1. The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

     2. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.

     3. The Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by the Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenant's employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between the Landlord and the tenant with respect thereto. Each tenant shall be responsible for all persons for whom such tenant requests such permission and shall be liable to the Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirements shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule.

     4. No tenant shall obtain or accept or use in its premises ice, drinking water, food, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by the Landlord in writing to furnish such services, provided always that charges for such services by persons authorized by the Landlord are not excessive. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such regulations as may be fixed by the Landlord.

     5. No awnings or other projections over or around the windows shall be installed by any tenant and only such window blinds as are supplied or permitted by the Landlord shall be used in a tenant's premises.

     6. There shall not be used in any space, or in the public halls of the Building, either by the Tenant or by jobbers or others, in the delivery or receipt of merchandise or mail any hand trucks, except those equipped with rubber tires and side guards. All deliveries to tenants, except mail, shall be made to such place as Landlord shall designate and shall be distributed to tenants only during the hours from 8:00 A.M. to 12:00 noon and 2:00 P.M. to 4:00 P.M., Monday through Friday.

     7. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant's premises shall be kept closed at all times and all blinds or drapes therein above the ground floor shall be lowered or closed when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant's premises Tenant shall not tamper with or adjust tamperproof or covered thermostats which have been preset by Landlord to control the operation of the air conditioning system. All such adjustments shall be made only by Landlord.

     8. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of the Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant and no cooking shall be done in the Tenant's premises except as expressly approved by the Landlord. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.

     9. Tenant shall not permit any cooking or food odors emanating from the demised premises to seep into other portions of the Building.

     10. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

     11. Tenant shall not display any sign, graphics, notice, picture, or poster, or any advertising matter whatsoever, anywhere in or about the demised premises or the Building at places visible from anywhere outside or at the entrance to the demised premises without first obtaining Landlord's written consent thereto, such consent to be at Landlord's sole discretion. Any such consent by Landlord shall be upon the understanding and condition that Tenant will remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the demised premises or the Building caused thereby.

     In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Interior signs and lettering on doors and elevators shall be inscribed, painted, or affixed for each by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. Landlord shall have the right to prohibit any advertising by any tenant which impairs the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

     12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant's premises and toilet rooms shall be procured only from the Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys to the tenant's premises and toilet rooms shall be delivered to the Landlord.

     13. No tenant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall install any resilient tile or similar floor covering in the premises demised to such tenant except in a manner approved by Landlord.

     14. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building or advertise for laborers giving an address at the Building.

     15. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which involved direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

     16. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of the Landlord.

     17. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

     18. The tenant's employees shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

     19. Tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

     20. Any cuspidors or similar containers or receptacles used in any tenant's premises shall be cared for and cleaned by and at the expense of the tenant.

     21. Tenant shall use only the service elevator for deliveries and only at hours prescribed by Landlord. Bulky materials, as determined by Landlord, may not be delivered during usual business hours but only thereafter. Tenant agrees to pay for use of the service elevator at rates prescribed by Landlord.

     22. Tenant shall have no right of access to the roof of the demised premises or the Building and shall not install, repair or replace any aerial, fan, air conditioner or other device on the roof of the demised premises or the Building without the prior written consent of Landlord. Any aerial, fan, air conditioner or device installed without such written consent shall be subject to removal, at tenant's expense, without notice, at any time.

     23.  There will be no building directory.

     24. At Landlord's election, all messenger deliveries shall be made through the designated messenger entrance on Bridge Street subject to such reasonable procedures as Landlord may adopt.

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                                  SCHEDULE F

                            CLEANING SPECIFICATIONS

1.   GENERAL OFFICE AREAS

     A.   Nightly

          1. All stone, ceramic, tile, marble, terrazzo and other unwaxed flooring to be mopped nightly, using approved dust-down preparations; wash flooring weekly, scrubbed when necessary.

               All unwaxed flooring used as corridors adjacent to the core shall be cleaned and wet mopped nightly.

          2. All linoleum, vinyl, rubber, asphalt tile and other similar types of flooring (that may be waxed) to be swept nightly using approved dust-down preparation. Waxing, if any, shall be done at tenant's expense.

               Mop up and wash floors for spills, smears and foot tracks throughout, including tenant's space, as needed and wash floor in general as required.

          3.   All carpeting and rugs to be vacuumed nightly.

          4. Hand dust with treated cloth and wipe clean all furniture, fixtures, and window enclosures nightly.

          5. Empty and clean all waste receptacles nightly and remove from the demised premises wastepaper to designated areas.

          6.   Empty and clean all ash trays and screen all sand urns nightly.

          7. Dust interior of all waste disposal cans and baskets nightly; damp-dust as necessary.

          8.   Wash clean all water fountains and coolers nightly.

          9. Dust all door and other ventilating louvers within reach; damp wipe as necessary.

          10.  Dust all telephones nightly and wash monthly.

          11. Keep locker and slop sink rooms in a neat and orderly condition at all times.

          12. Wipe clean all brass, if necessary; and other bright work nightly.

          13.  Sweep, vacuum or wash all private staircases nightly.

          14.  Metal doors of elevator cars to be properly maintained daily.

          15.  Remove all gum and foreign matter on sight.

          16.  Clean all glass furniture tops.

          17. Collect and remove wastepaper, cardboard boxes (which Contractor will flatten) and waste material to a designated area in the premises. Waste and/or rubbish (heavy duty plastic) bags shall be furnished by Contractor and shall be adequate to hold contents without breaking. Owner shall have the right to approve trash removal containers and janitorial carts.

          18. Dust and vacuum closet and coat room shelving, coat racks and flooring nightly.

     B. PERIODIC CLEANING - (To be performed as needed unless otherwise specified but not less than once each week or as hereinafter provided);

          1. Vacuum all furniture fabric and drapes not less than once each week.

          2. Wash and remove all finger marks, ink stains, smudges, scuff marks and other marks from metal partitions, sills, all vertical surfaces (doors, walls, window sills), including elevator doors, and other surfaces, as necessary. Clean and sweep any vacant areas.

          3. Dust and clean electric fixtures, all baseboards and other fixtures or fittings as necessary, but not less than once each quarter.

     C.   HIGH DUSTING

          1. Do all high dusting every three (3) months, unless otherwise specified, including, but not limited to, the following:

               a. Vacuum and dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning. Damp dust as required.

               b. Vacuum and dust all vertical surfaces such as walls, partitions, doors, bucks and ventilating louvers, grills, high moldings, and other surfaces not reached in nightly cleaning.

               c. Dust all overhead pipes, sprinklers, ventilating and air conditioning louvers, ducts, high moldings and other high areas not reached in nightly cleaning.

               d. Dust all venetian blinds, with a Masslin treated dust control cloth, every three months. Dust all window frames.

               e.   Dust exterior and interior of lighting fixtures.

               f.   Wash all furniture glass as needed.

               g. Vacuum and dust ceiling tiles around ventilators and clean and wash air conditioning diffusers as required.

2.   ELEVATOR LOBBY AND PUBLIC CORRIDORS (MULTI-TENANT FLOORS)

     A. Vacuum floors nightly and machine scrub floors monthly. Wax, buff, apply sealer and finishes as required.

     B.   Wipe down all metal surfaces in lobby, and polish as required.

     C. High dust and wash if necessary all electrical and air conditioning ceiling fixtures at least once per month.

     D.   Dust walls nightly and wash as required.

     E.   Clean and dust mail depository in lobby.

     F.   Clean cigarette urns, screen sand and supply sand as necessary.

     G. Burned out lamps shall be replaced promptly with lamps supplied by Contractor.

3.   ELEVATORS

     A. Clean saddles and frames on floors above lobby once per week and vacuum dirt from door tracks nightly.

     B.   Dust elevator doors.

     C.   Clean floors twice daily and polish weekly by machine.

4.   LAVATORIES IN BASE BUILDING (TWO (2) MAIN LAVATORIES PER FLOOR)

     A.   Nightly

          1. Scour, wash and disinfect all toilet seats (both sides), basins, bowls, urinals and tile walls near urinals, throughout.

          2.   Sweep and wash all lavatory floors using proper disinfectants.

          3. Wash and polish all mirrors, powder shelves, bright work and enameled surfaces in all lavatories.

               Contractor shall use only non-abrasive material to avoid damage and deterioration to chrome fixtures.

          4. Hand dust and clean, washing where necessary, all partitions, dispensers and receptacles in all lavatories and rest rooms.

          5. Service sanitary napkin dispensers. (Napkins supplied by Contractor.)

          6. Empty paper towel and sanitary napkin disposal receptacles and remove paper to designated areas.

          7. Fill toilet tissue holders nightly. (Tissue to be supplied by Contractor.)

          8. Fill all toilet tissue holders, soap dispensers, towel dispensers and sanitary napkin vending dispensers. (Materials to be supplied by Contractor as approved by Landlord.)

          9.   Empty and clean sanitary disposal receptacles.

          10.  Clean and wash all receptacles and dispensers.

          11.  Remove finger marks from painted surfaces.

     B.   Periodic

          1.   Clean and wash all partitions once every week.

          2.   Scrub floors as necessary, but not less than once each week.

          3. Hand dust, clean and wash all tile walls and ceilings including washable acoustical tile, once each week, more if necessary.

          4. High dusting shall be done once each month which will include lights, walls and grills.

          5.   Wash all lighting fixtures as necessary.

                                   SCHEDULE G

                                LANDLORD'S WORK

                                [CHART OMITTED]